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                            ASSET PURCHASE AGREEMENT

                                  by and among
                               REXON INCORPORATED

                               SYTRON CORPORATION

                                      and

                             ARCADA SOFTWARE, INC.
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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, is made and entered into as of July 25, 1995 (this "Agreement"), by and among ARCADA SOFTWARE, INC., a Delaware corporation (the "Buyer") with its principal offices at 37 Skyline Drive, Lake Mary, Florida, 32746, on the one hand, and SYTRON CORPORATION, a Delaware corporation (the "Seller") with its principal offices at 134 Flanders Road, Westboro, Massachusetts 01581 and REXON INCORPORATED, a Delaware corporation and the record and beneficial owner of all of the issued and outstanding shares of capital stock of the Seller (the "Parent") with its principal offices at One Progress Plaza, Suite 2110, St. Petersburg, Florida 33701, on the other hand.

                                  WITNESSETH:

         WHEREAS, the Seller is engaged, in part, in the business of storage management, backup and data management Software; and

         WHEREAS, the Parent is the sole owner, of record and beneficially, of all of the Seller's issued and outstanding shares of capital stock; and

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, substantially all of the assets, property, business, rights and goodwill of the Seller, all as more fully described in Section 2.1 and the Seller desire to cause the buyer to assume and the Buyer has agree to assume from the Seller certain specified liabilities and obligations of the Seller, all as more fully described in Section 2.3

         NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises and covenant wherein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                       DEFINITIONS: RULES OF CONSTRUCTION


         SECTION 1.1 DEFINITIONS: Except as otherwise specified or as the context may otherwise require, in addition, to the capitalized terms defined elsewhere herein, the following terms shall have the respective meanings set forth below whenever uses in this Agreement:

         "Accounts Receivable"  as defined in Section 2.1(a)((xv)).

         "Affiliates " means, with respect to any designated Person, any other Person (a) directly or indirectly through one or more intermediaries, controlling, or controlled by, or under direct or indirect common control with, such designated Person, (b) which beneficially owns or holds 10% or more of any class or equity interest of which is beneficially owned or held by such designated Person, or (d) any other Person who is an officer or director such Person or of any Subsidiary of such Person or any Person described in clause (a) of this definition. For purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean its Position, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock or other equity interest or by contract or otherwise.

         "Agreement" means this Asset Purchase Agreement s the same may be amended from time to time in accordance with its terms.

         "Assigned Contracts" as defined in Section 2.1(a)(v).

         "Assumed Liabilities" as defined in Section 2.3.

         "Assumption Agreement" means the Assumption Agreement, to be dated the Closing Date, executed by the Buyer and the Seller, substantially in the form of Exhibit A hereto.

         "Balance Sheet" as defined in Section 4.5.

         "Bill of Sale" means the Warranty Bill of Sale and Assignment, to be dated the Closing Date, executed by the Seller, substantially in the form of Exhibit B hereto.


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         "Business Day" means any day which is not a Saturday, Sunday or a day on which banking institutions in the State of Florida are authorized by law to close.

         "Business or Condition" of any Person, means the business, operations, assets, properties, earnings, condition (financial or other) or reasonably foreseeable prospects of such Person; provided that such term, when used without reference to any particular Person, shall mean the Business or Condition of the Seller.

         "Buyer" as defined in the introductory paragraph of this Agreement.

         "Claims"  as defined in Section 2.1(a)(xiii)

         "Closing" as defined in Section 3.2.

         "Closing Date" as defined in Section 3.2.

         "Code" means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

         "Computer Documentation" means all technical documentation pertaining to the Computer Programs including, with limitation, any end-user manuals, product specifications, algorithms, diagrams, bug lists, and electronic machine readable versions of such manuals, product answer books and any and all other related documentation.

         "Computer Programs" as defined in Section 2.1(a)(xvi).

         "Contract"  as defined in Section 4.13.

         "Contract Assignment" means the Assignment of Contracts, to be dated the Closing Date, executed the Buyer and the Seller, substantially in the form of Exhibit C hereto.

         "Copyrights" as defined in  Schedule 2.1(a)(x).

         "Copyright Assignment" means the Copyright and Software Assignment, to be date the Closing Date. executed by the Seller, substantially in form of Exhibit D hereto:

         "Damages" means any and all damages, losses, liability, obligation, penalties, fines, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses ( including, without limitation, attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever (whether based in common law statue or contract; fixed or contingent; known or unknown) suffered or incurred by a party hereto, its officers, directors, employees, Affiliates, successors and assignees, including, in the case of the Buyer, any transferee of an interest in any of the Transferred Assets. "Damages" shall also included costs, expenses and disbursements incurred in establishing the right to be indemnified thereunder.

         "Employees" shall mean any former or current, active or inactive, employee, officer, agent, consultant, independent contractor or subcontractor of the Seller.

         "Equipment" as defined in Section 2.1(a)(iii)

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets"  as defined in Section 2.2.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "Governmental Body" means any Federal, state, municipal, local or other governmental body, department, commission, board, bureau, agency or instrumentality, political subdivision or taxing authority, domestic or foreign.


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         "Intellectual Property Rights"  means (i) Patents, (ii) Know-How,
(iii) Copyrights, (iv) Trademarks, (v) Computer Programs and (vi) all other intellectual; property rights, whether registered or not.

         "Inventory" as defined in Section 2.1(a)(iv).

         "Know-How" as defined in Section 2.1(a)(xi).

         "Lease Assignment" means the Assignment and Assumption of Leases, to be dated the Closing date, executed by the Seller and the Buyer, substantially in the form of Exhibit E hereto.

         "Leased Real Property" as defined in Section 2.1(a)(ii).

         "Leases"  as defined in Section 4.6.

         "License Agreement" means the Arcada Software OEM Agreement to be dated the Closing Date and entered into between the Parent and the Buyer, substantially in the form of Exhibit F hereto.

         "Lien or other Encumbrance" means any mortgage, lien (statutory or other), pledge, assignment, deed of trust, hypothecation, adverse claim, charge, security interest, option, right of first refusal, restrictive covenant or other encumbrance any kind or nature, or any interest or title of any vendor, lessor, lender or other secured party under any conditional sale, capital lease, trust receipt or other title retention agreement or the signing or filing of a financing statement covering any property.

         "Materially Adverse", "Material Adverse Change"; "Material Adverse Effect" means in, on or to, as appropriate, any Person, a material adverse change in such Person's Business or Condition, a material adverse effect on such Person's Business or Condition or an event which is materially adverse to such Person's Business or Condition; provided, that any such term, when used without reference to any particular Person, shall mean such change in or effect on or event adverse to, as the case may be, the Seller.

         "Non-Compete Agreement" means the Non-Compete Agreement, to be dated the Closing Date, executed by the Buyer, the Seller and the Parent, substantially in the form of Exhibit G hereto.

         "Order" means any order, writ, injunction, decree, judgment, award, determination, directive or demand of a court, arbitrator, tribunal or other Governmental Body.

         "Owned Real Property" as defined in Section 2.1(a)(i).

         "Parent" as defined in the introductory paragraph of this  Agreement.

         "Patent Assignment" means the Patent Assignment, to be dated the Closing Date, executed by the Seller, substantially in the form of Exhibit H hereto.

         "Patents" as defined in  Section 2.1(a)(viii).

         "Permits" means all permits, licenses, orders, approvals, franchises, registrations and any other authorizations or any Governmental Body.

         "Person" means any individual, corporation , partnership, limited liability company, joint venture, association, trust, unincorporated organization, entity of any Governmental Body or political subdivision thereof or any other entity or organization.

         "Purchase Price" as defined in Section 3.1.

         "Records" as defined in Section 2.1(a)(vi).

         "Requirement of Law" means any statute, law, ordinance, rule, regulation, order, decree, judicial or administrative decision or directive.

         "Retained Liabilities" as defined in Section 2.4.


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         "Seller" as defined in the introductory paragraph of this Agreement.

         "Subsidiary" with respect to any Person, any corporation more than 50% of the voting stock of which is at the time owned by such Person and/or one or more of its other subsidiaries.

         "Tangible Personal Property" means, collectively, the Equipment, the Inventory and the Records.

         "Taxes" means all taxes of any kind, including, without limitation, those on, or measured by or referred to as income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, ad valorem, import or export duties, sales, use, transfer, registration, value added, alternative, estimated or any other tax of any kind whatsoever, including any Interest, penalty, fine, or addition thereto, whether disputed or not of any Federal, state, local or foreign Governmental Body or other taxing authority.

         "Tax Returns" means all returns, reports, estimates, declarations, information returns and statements of any nature regarding Taxes for any period, including any schedule or attachment thereto, and including any amendment thereto.

         "Trademarks" as defined in Section 2.1(a)(ix).

         "Trademark Assignment" means the Trademark Assignment, to be dated the Closing Date, executed by the Seller, substantially in the form of Exhibit I hereto.

         "Transaction Documents" means this Agreement, the Assumption Agreement, the Bill of Sale, the Contract Assignment, the Copyright Assignment, the Lease Assignment, the License Agreement, the Non-Complete Agreement, the Patent Assignment, and the Trademark Assignment.

         "Transferred Assets" as defined in Section 2.1(a).

         SECTION 1.2 RULES OF CONSTRUCTION. The following provisions shall be applied wherever appropriate herein:

         (a) "herein", "hereby", "hereunder", "hereof" and other equivalent words shall refer to this Agreement as an entirety and not solely in the particular portion of this Agreement in which any such word is used;

         (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

         (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

         (d) all accounting terms not specifically defined herein shall be construed in accordance with GAAP,

         (e) this Agreement shall be deemed to have been drafted by both the Seller, the Parent and the Buyer and neither this Agreement nor any Transaction Document or other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against either party as the principal drafts person hereof or thereof;

         (f) all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall, when the context requires, be considered citations to such statutes, regulations or provisions as in effect from time to time, including any successor statutes, regulations or provisions directly or indirectly superseding such statutes, regulations or provisions;

         (g) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; and

         (h) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.


                                   ARTICLE II
                            TERMS OF THE TRANSACTION


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         SECTION 2.1  TRANSFER OF PROPERTY, ASSETS AND BUSINESS.  (a) On and
subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, grant, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all of the Seller's right, title and interest In, to and under the properties, assets, rights, interests, claims, goodwill, backlog and business of the Seller (other then the Excluded Assets) of every kind, character and description, whether tangible or intangible, vested or unvested, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located and whether or not any of such assets is reflected on the books and records of the Seller or has any value for accounting purposes and whether or not described herein or in any of the Exhibits or Schedules delivered or to be delivered hereunder, as the same shall exist on the Closing Date (collectively, the "Transferred Assets") free and clear of any Liens or Other Encumbrances (except as set forth on schedule 4.7), including specifically, but without limiting the generality of the foregoing:

                 (i) all of the real property (including, not limited to, the plants, buildings and improvements thereon and the easements, rights of way and other similar interests in real property and appurtenances belonging or appertaining thereto of third parties (the "Owned Real Property");

                 (ii) all of the real property (including, but not limited to, the plants, buildings and improvements thereon and those leased properties described in Schedule 2.1(a)(ii) (hereto), in any case, leased by the Seller, together with all rights and privileges under such leases or other similar agreements (the "Leased Real Property");

                 (iii) all tangible assets and properties and fixed assets, including but not limited to machinery and equipment, tooling, jogs, dies, tools, operating supplies, furniture, office equipment, data processing equipment, furnishings, parts, spare parts, fixtures, vehicles, automobiles, leasehold improvements, goods, computers, computer peripherals, magnetic and magneto-optical storage media and other similar items of personal property, whether or not physically located on the Owned Real Property or on the Leased Real Property (the "Equipment") including, but not limited to, those listed on
Schedule 2.1(a)(iii) hereto;

                 (iv) all inventories, including disks, finished products, work-in-process, materials, parts, accessories and related products and supplies wherever located, (the "Inventory") including, but not limited to, those described in Schedule 2.1(a)(iv) hereto;

                 (v) all rights in and to (A) all contracts and agreements for the sale or purchase of goods or services, or both, entered into by the Seller in connection with the operation of its business, and the rights attributable to portions of contracts, agreements and purchase orders for the sale or purchase of goods or services, or both, including unpaid receivables arising in connection with such contracts, agreements and purchase orders, (B) all leases for the use of real or personal property, or both, entered into by the Seller, and the rights attributable to portions of leases for the use of personal property, including master leases pertaining to vehicles and other personal property, (C) all technology transfer agreements, (D) all other contacts and agreements entered into by the Seller of whatever nature, and (E) all purchase orders for the sale of goods or services in each case (A) through (D) as set forth in Schedule 2.1(a)(v) (collectively, the "Assigned Contracts");

                 (vi) all originals (except seller shall retain all originals of tax returns and related tax information), or to the extent originals are not available, copies, of all papers, sales and business files and records, property records, contract records, certificates, Accounts Receivable records, product specifications, drawings correspondence, engineering, maintenance, operating and production records, marketing records, personnel records, mailing records, credit records of customers, invoices, supplier and customer lists and all other accounting, financial and business records and documents, whether maintained in electronic or physical form (the "Records");

                 (vii) to the extent transfer is permitted under applicable law or regulation, all Permits, held by the Seller which are required in the operation of its business or in the use of any of the Transferred Assets;

                 (viii) all patents, patent rights (including, without limitation, claims against third persons for infringement whether or not heretofore asserted), patent applications, patent registrations and recordings and foreign counterparts thereof, including all divisions, patents of addition, continuations extensions, reissues, confirmations, importation patents and registration patents of all patents and patent applications and related patents and the inventions disclosed therein (the "Patents"), including but not limited to those listed in Schedule 2.1(a)(viii) hereto;

                 (ix) the common law trademarks, trademark applications, trademark registrations, trade names, service marks, trade styles, trade dress and such unregistered rights as may exist through use and foreign counterparts thereof owned or used by the Seller (the "Trademarks"), including but not limited to those listed in Schedule 2.1(a)(ix) hereto:

                 (x) all copyrightable works and the copyrights, copyright applications, pending applications, registrations, supplemental registrations and recordings, owned or used by the Seller (the "Copyrights"), including, but not limited to, those listed in Schedule 2.1(a)(x) hereto;


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                 (xi) all inventions, interests in inventions, discoveries, trade-secrets, designs, improvements, formulae, manufacturing methods, engineering concepts, practices, processes, technical data, product development data, research data, notebooks, specifications, or methods and Know-How, whether or not patentable, and all other proprietary information or other technical or business information, whether or not a secret and whether or not reduced to writing (the "Know-How");

                 (xii) all other intangible property rights or claims owned or claimed by the Seller, including goodwill which is related to the operation of the Seller's business or the Transferred Assets or the Assumed Liabilities or the use of the names Sytron, Sytos and all other names used by the Seller and all derivations thereof, including all logos or other designs using said names or derivatives;

                 (xiii) all prepayments, prepaid items, unbilled costs, deposits, claims in bankruptcy and chooses in action, indemnification agreements with and indemnification rights against third parties, and other claims arising out of the Seller's business or the Transferred Assets, including all rights under express or implied warranties (the "Claims");

                 (xiv) all marketable securities and cash, cash equivalents in transit, in hand or in bank or other accounts:

                 (xv) all accounts receivable for products sold or services rendered and all other notes or accounts receivable whether due from customers, vendors or suppliers and all proceeds of the foregoing (the "Accounts Receivable"), including but not limited to those listed on Schedule 2.1(a)(xv) hereto;

                 (xvi) all computer applications, files, tools, utilities, software including source code, object code, program architecture, flow diagrams, data compilations, formula and algorithm flow charts and notes related thereto, programs, including without limitation, all versions and releases thereof (including foreign versions), and all data, databases and documentation, whether electronically or physically maintained, which in any case are (x) owned or used under a license and (y) used by the Seller in connection with its business and whether now in existence or in the development stage (the "Computer Programs") including but not limited to those set forth in
Schedule 2.1(a)(xvi) hereto, and all Computer Documentation;

                 (xvii) all other properties of the Seller of every kind, character or description owned used and/or held for use in connection with the Seller's business wherever located and whether or not similar to the assets set forth elsewhere in the Section 2.1(a), but excluding the Excluded Assets.

         (b) Notwithstanding Section 2.1(a), to the extent the sale, grant, conveyance, transfer, assignment or delivery of any of the Transferred Assets may be prohibited, restricted or delayed pursuant to any provision or requirement of any applicable law, rule or regulation or other Requirement of Law or may give rise to any right on the part of any other party thereto not to perform or any of the Assigned Contracts is not assignable with the consent of another party or may release any such party from any of its obligations thereunder, this Agreement shall constitute an agreement to sell, grant, convey, transfer, assign or deliver such Transferred Assets and such agreements, leased and contracts as soon as practicable following the compliance by the Seller and the Buyer with such law, rule or regulation or other Requirement of Law or the obtaining of any necessary consent or otherwise and the Seller, the Buyer and the parent agree to use their reasonable best efforts to obtain the consent of any third party to the assignment of any of the Assigned Contracts to the Buyer promptly after the Buyer in any reasonable arrangement designed to provided the Buyer with the benefits intended to be assigned to the Buyer, provided however that from the Closing Date to the date such transfer or assignment is effected, the Seller and the Parent shall, to the extent permitted by applicable law, rule or regulation, or other Requirement of Law make available to the Buyer the economic benefits and practical benefits of such asset.

         SECTION 2.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the Transferred Assets shall not include any of the following assets and property (collectively, the "Excluded Assets"), which are to be retained by the Seller:

         (a) the corporate seal, minute books, stock books, or other records having to do with the corporate organization of the Seller;

         (b) the rights which accrue or which will accrue to the Seller under this Agreement, the other Transaction Documents or the other agreements executed in connection herewith or therewith;

         (c) the Shares of capital stock of Sytron U.K., Inc.;

         (d) uncapitalized software costs carried on the financial statements of the Seller in accordance with FASB I86;

         (e) the assets set forth on Schedule 2.2(e) hereto; and


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         (f) the originals of all tax filings, all tax returns and tax-related information concerning the Seller.

         SECTION 2.3 ASSUMPTION OF LIABILITIES. The Buyer shall not assume, undertake to pay, perform or discharge any of the Seller's liabilities or obligations other than the following obligations and liabilities of the Seller as of the Closing Date all of which are hereinafter referred to collectively as the "Assumed Liabilities"), all of which the Buyer will assume and pay discharge or perform, as appropriate, from and after the Closing Date in accordance with the provisions of the Assumption Agreement:

         (a) the obligations of the Seller under the Assigned Contracts accruing from and after the Closing Date;

         (b) the liabilities and obligations specifically set forth on Schedule 2.3;

         (c) an amount not to exceed the first $100,000 of any payroll, vacation pay and similar items resulting directly from the termination of Employees of the Seller; and

         (d) an amount of damages not to exceed the amount reserved on the Balance Sheet in respect of repair work, replacement of inventory and related support services based upon warranties;

         Schedule 2.3 sets forth, with respect to each item shown, the name of the creditor, the address of the creditor, the amount owed and the due date. Nothing contained in this Agreement or the Assumption Agreement shall require the Buyer to pay, perform or discharge any liabilities assumed hereunder so long as it shall in good faith contest or cause to be contested the amount or validity thereof.

         SECTION 2.4 LIABILITIES NOT ASSUMED. Other than the Assumed Liabilities specifically assumed under Section 2.3 the Buyer shall assume no Damages, liability, obligation, claim, demand, debt, judgment, order, duty or responsibility of any kind or nature, and the Buyer shall not be deemed to have assumed any liability, obligation, claim, demand, debt, judgment, order, duty or responsibility of any kind or nature of the Seller, or relating to the Transferred Assets, whether based in common law or statute, or arising under contract or otherwise, known or unknown, fixed or contingent, real or potential, tangible or intangible, asserted or unasserted, and whether now existing or hereafter arising, each of which shall be retained by the Seller (collectively, the "Retained Liabilities"). Without limiting the generality of the foregoing, the Buyer shall not be deemed to assume, nor shall it assume the Damages liabilities obligations, claims, demands, debts, judgments, orders, duties or responsibilities based upon, arising out of or relating to:

         (a) a violation of any Requirement of Law by the Seller, including any such liability which may arise in connection with agreements, contracts, commitments or others for the sale of goods or services by the Seller;

         (b) any action, suit or proceeding to which the Seller is a party, or to which any of its assets, properties or business including the Transferred Assets) is subject, which is instituted on or before the Closing or which is instituted after the Closing;

         (c) any liabilities or claim of any nature or any incident, act, omission or circumstance occurring before or after the Closing arising out of or related to the Seller business or the ownership of the Transferred Assets on or prior to the Closing, including any claim for the breach of any express or implied product warranty or any similar claim that relates to any product manufactured or sold by the Seller, provided, however, the Buyer shall assume the liabilities set forth in Section 2.3 (d).

         (d) franchise, income or accumulated earnings or other Taxes of the Seller (including any Tax due to recapture of any tax credits or any depreciation pursuant to any applicable sections of the Code) or any Federal or state income or franchise Taxes, or documentary stamps, conveyance taxes, sales taxes, transfer taxes or other similar charges incurred by the Seller on or as a result of the transfer of the Transferred Assets to the Buyer or any other transaction contemplated by this Agreement or the other Transaction Documents;

         (e) any recapture of depreciation or investment tax credit to which the Seller may be subjected as a result of, or the amount of any Federal, state or local income, gross receipts, conveyance or transfer tax resulting from the sale of the Transferred Assets or any other transaction contemplated by this Agreement or the other Transaction Documents;

         (f) the fees, charges and expenses of any Person for financial, legal, finding, brokerage, investment banking or other services rendered to the Seller, the Parent or its Affiliates in connection with the transactions contemplated by this Agreement or otherwise;





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         (g) any liabilities or Damages for any pension or severance or employment agreements or obligations or liabilities with respect to any of the Seller's employees (past or present); provided, however that the Buyer agrees to assume the liability set forth in Section 2.3 (c).

         (h) any liabilities or Damages for any debt for money borrowed of the Seller, any overdrafts of accounts by the Seller or any accounts payable for goods and services received by the Seller;

         (i) any liabilities or Damages arising out of any claims or causes of action asserted by any Governmental Body or any other Person, arising from any condition in existence on or before the Closing Date on any of the leased Real Property or the Owned Real Property;

         (j) any liabilities or Damages arising out of or in connection with any Pension Plan, Tax Qualified Plan, whether arising before, on or after the Closing Date and any liabilities in connection with any employee benefit plan as defined under ERISA; or

         (k) any liabilities of the Seller to any Affiliates or any other inter-company items.

         (l) all liabilities of the Seller set forth on Schedule 2.4.

                                  ARTICLE III
                          THE PURCHASE PRICE; CLOSING

         Section 3.1 Purchase Price. The transferred assets shall be sold, assigned, granted, transferred, conveyed and delivered by the Seller and shall be purchased, acquired and accepted by the Buyer for an aggregate purchase price of $4,500,000.00 (the "Purchase Price"). The Purchase Price shall be paid by the Buyer to the Seller as follows:

         (a) on the Closing date, by certified check or wire transfer of immediately available funds to an account designated by the Seller and approved by Sanwa Business Credit Corporation.

         SECTION 3.2 THE CLOSING. Subject to the terms and conditions set forth herein, the closing of the sale and purchase of the Transferred Assets and the other transactions contemplated hereby (the "Closing") shall be held at a location and time agreeable to the parties. The time and date of Closing is herein called the "Closing Date" All transactions contemplated hereunder to occur on the Closing Date shall be deemed to have occurred simultaneously at 12:01 am on the Closing Date.

         SECTION 3.3 INSTRUMENTS OF CONVEYANCE AND TRANSFER: POSSESSION. In order to effectuate and evidence the sale, grant, conveyance, transfer, assignment and delivery of the Transferred Assets as contemplated by Section
2.1, the Seller shall, at the Closing:  (a)     execute and deliver to the Buyer
the Bill of Sale : (b) execute and deliver to the Buyer warranty deeds of conveyance or deeds of trust, if any; (c) execute and deliver to the Buyer a Lease assignment for the Leases; (d) execute and deliver to the Buyer a Contract Assignment for the Assigned Contracts; (e) deliver to the Buyer such consents as are required to the Lease Assignments and the Contract Assignments from the landlords or other persons required by the Leases and Assigned Contracts, by any other agreement or by law; (f) execute and deliver to the Buyer a Trademark Assignment for the Trademarks; (g) execute and deliver to the Buyer a Patent Assignment. for the Patents; (h) execute and deliver to the Buyer a Copyright Assignment for the Copyrights; and (i) execute and deliver to the Buyer such other bills of sale, assignments, endorsements, powers of attorney, and other good and sufficient instruments and documents of transfer and assignment, all dated the Closing Date, and in a form satisfactory to the Buyer as shall be necessary and effective to transfer and assign to, and further vest in, the Buyer, all of the Transferred Assets. With respect to any Transferred Assets that cannot be delivered to the Buyer because they are in possession of third parties, the Seller shall give all necessary instructions to the party in possession thereof, with copies thereof to the Buyer, that all of the Seller's right, title and interest in and to the same have been vested in the Buyer and that same are to be held for the Buyer's exclusive use and benefit.

         SECTION 3.4 INSTRUCT OF ASSUMPTION. In order to effectuate the assumption of the Assumed Liabilities contemplated by Section 2.3, the Buyer shall execute and deliver to the Seller at Closing the Assumption Agreement.

         SECTION 3.5 FURTHER ASSURANCES. From time to time, pursuant to the request of the Buyer delivered to a Seller after the closing Date, the Seller, at the Seller's expense, shall execute, deliver and acknowledge such other instruments and documents of conveyance and transfer and shall take such other actions and shall execute and deliver such other documents, certifications and further assurances as the Buyer reasonably may request in order to vest and confirm more effectively in the Buyer title to or to put the Buyer more fully in legal possession of, or to enable the Buyer to use, any of the Transferred Assets, or to better enable the Buyer to complete, perform or discharge any of the Assumed Liabilities or to obtain or maintain the Intellectual Property Rights or otherwise to carry out the purposes and intent of this Agreement

         SECTION 3.6 TAX ALLOCATION. An allocation of the Purchase Price shall be arrived at by arm's length negotiation between the Buyer and the Seller following the Closing Date and shall be consistent with the requirement of
Section 1060 of the Code and the regulations thereunder. The Buyer, the Seller and the Parent agree that such allocation shall be as set forth on Schedule 3.6. The Buyer, the Parent and the Seller agree to report this transaction for tax purposes, including the timely filing of Internal Revenue Service Form 8594 and any other required forms in accordance with such allocation and to defend such allocation before, and not take any positions that are inconsistent with such allocation before any Governmental Body charged with the collection of Taxes, or in any judicial proceeding.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT

         The Seller and the Parent, jointly and severally, represent and warrant to the Buyer that as of the date hereof and, except as otherwise specifically noted, at all times up to and as of the Closing Date, that:

         SECTION 4.1 ORGANIZATION: AUTHORITY. (a) Each of the Seller and the Parent is a corporation duly organized, validity existing and in good standing under the laws of the state of its incorporation. The Seller is a wholly-owned subsidiary of the Parent. Except as set forth on Schedule 4.1, the Seller is not required to be qualified or licensed to do business as a foreign corporation in any jurisdiction by reason of the ownership or leasing of real property, the maintenance of offices, the warehousing of goods, the conduct of its business activities, the nature of its business or otherwise. The Seller is duly qualified or licensed to do business and in good standing in each jurisdiction listed on Schedule 4.I. No proceedings for the liquidation or dissolution of the Seller is pending or intended for the next twelve months.

         (b) The Seller has all necessary legal right, power and authority (including full corporate power and its authority), and possesses all Permits necessary to own or to lease, and to operate all of its properties and assets (including the Transferred Assets), and to carry on its business as it is now being conducted. The Seller has all necessary legal right, power and authority (including full corporate power and authority) to sell, convey, transfer assign and deliver the Transferred Assets (subject to obtaining the consents set forth on Schedule 4.3 relating to the assignment of the Assigned Contracts to the Buyer, as contemplated by this Agreement, and to execute, deliver and perform its obligations hereunder and under the other Transaction Documents to which it is a party. The Parent has all necessary legal right, power and authority (including full corporate power and authority) to execute, deliver and perform its obligations hereunder and under the other Transaction Documents to which it is a party.

         SECTION 4.2  AUTHORIZATION OF TRANSACTION: NON-CONTRAVENTION: CONSENTS.
(a) The board of directors and shareholders of the Seller and the board of directors of the Parent have duly authorized and approved the transactions contemplated hereby, and each of the Seller and the Parent has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize and to approve the execution, delivery and performance of this Agreement, the other Transaction Documents to which it is to be a party and the documents, agreements and certificates executed and delivered by it or to be executed and delivered in connection herewith and therewith. This Agreement is, and each other Transaction Document to which the Seller and the Parent is to be a party, when executed and delivered by the Seller and the Parent at the Closing will be duly executed and delivered by the Seller and the Parent, as the case may be, and shall constitute a valid and legally binding obligation of the Seller and the Parent, as the case may be, enforceable against the Seller and the Parent, as the Seller and the Parent, or who will execute on behalf of the Seller or the Parent any other Transaction Document or other documents, agreements and certificates in connection herewith or therewith, have been duly authorized to do so by all necessary corporate or other action.

         (b) Except as set forth on Schedule 4.2, neither the execution and delivery of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby on the terms and subject to the conditions hereof and thereof, will (i) conflict with or result in any violation of or constitute a breach of or give rise to a right of termination or cancellation of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the certificate of incorporation or by-laws of the Seller or the Parent or any Contract including, without limitation, the IBM license agreement, the Gazelle agreement, or any other mortgage, bond, indenture, agreement, collective bargaining agreement, Permit or other instrument or obligation to which the Seller or the Parent is a party or to which it is or any of the Transferred Assets or other assets or properties used by it in the operation of its business are subject or bound; (ii) result in the creation of any Lien or other Encumbrance upon any of the Transferred Assets or any other assets or property of the Seller or the Parent pursuant to the terms of any such Contract or other mortgage, bond, indenture, agreement, Permit or other instrument or obligation; (iii) violate any judgment, Order, injunction, decree or award of any court, administrative agency, arbitrator or Governmental Body against or affecting or binding upon, the Seller, the Parent, any of the Transferred Assets or upon the securities or other properties or business of the Seller or the Parent; or iv) constitute a violation by the Seller or the parent of any law, rule, regulation or other requirement of Law of any jurisdiction as such law, rule, regulation or other Requirement of Law relates to the Seller, the Parent, its business or any of the Transferred Assets. Neither Seller nor Parent is a party to any contract, agreement or arrangement with any other person of the nature of Section 6.5 hereof with respect to Seller, Seller's business or the Transferred Assets.

         SECTION 4.3  CONSENTS AND APPROVAL.  Except only as set forth on
Schedule 4.3, no approval, consent, waiver or authorization of, or registration, declaration or filing with, exemption by or any notice to any Governmental Body or other Person is required (a) for or in connection with the valid execution and delivery by the Seller or the parent of this Agreement or the other Transaction Documents to which it is a party or the consummation by the Seller or the parent of the transactions contemplated hereby or thereby, including without limitation, the assignment of all Assigned Contracts or Leases, (b) for or in connection with the sale, transfer, assignment, conveyance, or delivery of the Transferred assets to the Buyer or the assumption of the Assumed Liabilities by the Buyer or (c) as a condition to the legality, validity or enforceability as against the Seller or the Parent of this Agreement or the other Transaction Documents t which it is t be a party.
A complete list of all required comments, approvals, filings, notification and registrations to the transactions contemplated by this Agreement and the other Transaction Documents is set forth on Schedule 4.3 (including under any Assigned Contracts, Leases, or Permit) or (c) in connection with the operation by the Buyer of the Seller's business following the closing as conducted on the date hereof.

         SECTION 4.4  SUBSIDIARIES:  INTERESTS IN OTHER ENTITIES.   Except for
such Sytron U.K., Inc., the Seller does not own of record or beneficially, directly or indirectly, (i) any share of capital stock or securities of any other corporation or (ii) any participating interest or equity interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise. The Seller does not control, directly or indirectly, any other entity. Sytron U.K., Inc. has not assets or liabilities and does not conduct any business, except any intercompany accounts.

         SECTION 4.5 FINANCIAL STATEMENTS. The Seller has furnished the Buyer with true and complete copies of the (unaudited) financial statements of the Seller for the period ended July 2, 1995. including a balance sheet and the related statement of income for the period then ended. The unaudited balance sheet of the Seller as of July 2, 1995, a copy of which is attached as Schedule 4.5, is hereinafter referred to as the "Balance Sheet." Such financial statement (a) are correct and complete and have been prepared in accordance with the books and records of the Seller, (b) have been prepared on a consistent basis throughout the period covered thereby, (c) reflect and provide adequate reserves in respect of all know liabilities of the Seller in accordance with GAAP, including all known contingent liabilities as of its respective dates, and (d) present fairly the financial condition of the Seller at such dates and the results of its operations for the period then ended. The transactions and other revenues reflected on such financial statement and the books and records of the Seller represent valid, bona fide transactions which have arisen from the business of the Seller.

         SECTION 4.6 REAL PROPERTY. (a) Except as set forth on Schedule 4.6, the Seller does not own, have legal or equitable title in, or have a leasehold interest in, any real property.

         (b) The Seller does not own, have legal or equitable title in any owned Real Property.

         (c) All of the Leased Real Property is listed and described on
Schedule 2.1(a)(ii) (including in such listing a description of each Lease relating thereto). True and complete copies of all leases, agreements and instruments granting any leasehold interests, rights, options or other interests with respect to the Leased Real Property (the "Leases") have been delivered to the Buyer. With respect to the Leases, mortgages and other agreements referred to on Schedule 4.6(c), no current default or event of default on the part of the Seller as lessee or as mortgagor, and, to the knowledge of the Seller or any officer of the Seller, no default or event of default on the part of the lessor, or mortgagee, under the provisions of any of said Leases or agreements, and no event which with the giving of notice or passage of time, or both, would constitute such default or event of default on the part of the Seller, or to the knowledge of the Seller or any officer of the Seller, on the part of any such lessor or mortgagee, has occurred and is continuing unremedied or unwaived.

         (d) There are no leases, subleases, tenancies, licenses or other occupancy right affecting any portion of the Leased Real Property except as set forth on Schedule 4.6(d), true and correct copies of which have been delivered or made available to the Buyer.

         (e) There are no environmental, zoning, land use regulation or other legal proceedings instituted which would reasonably be excepted to have a material adverse impact on the present use, occupancy or operation of any of the Leased Real Property.

         (f) The Seller has not entered into any subleases of the Leased Real Property or granted any licenses or occupancy rights with respect to the Leased Real Property.

         (g) The plants, buildings and improvements owned or leased by the Seller, and the operation, use or occupancy or maintenance thereof as now conducted do not (i) contravene any fire, safety, environmental, use, occupancy, zoning or building laws, ordinances, regulations or other

Requirements of Law or (ii) violate any covenant, agreement or restriction, the effect of which materially interferes with or prevents the continued use, occupancy or operation of such properties for the purposes for which they are now being used, or would materially affect the value thereof. All of the plants, buildings, I improvements and equipment owned or leased by the Seller is in good operating condition and in a state of reasonable maintenance and repair to the extent necessary for their continued efficient operation.

         (h) There exists no pending or, to the knowledge of the Seller or its officers, threatened, condemnation, eminent domain or similar proceeding with respect to, or which could affect, any Owned Real Property or any Leased Real Property, including the plants, building or improvements thereon.

         (i) The Seller has not received or have knowledge of, any notice or request from any insurance company or other Person requesting the performance of an work or alteration in respect of the Leased Real Property.

         SECTION 4.7  TANGIBLE PERSONAL PROPERTY: ACCOUNTS RECEIVABLE.
(a) Except as set forth in Schedule 4.7, the Seller has good and marketable title to all Transferred Assets, free and clear of any Liens or other Encumbrances. All Liens or Other Encumbrances set forth on Schedule 4.7 (unless otherwise indicated) shall be satisfied or released or terminated in full on or prior to the Closing Date. Schedule 4.7 is a true and complete list of all liens or Other Encumbrances affecting the Transferred Assets. All items of Equipment included in the Transferred Assets with a value over $1,000 are described in the Schedules delivered pursuant to Section 2.1(a). Upon the sale to the Buyer hereunder, the Buyer shall have good and marketable title to all Transferred Assets, free and clear of all Liens or Other Encumbrances.

         (b) All Tangible Personal Property (excluding the Inventory, which is addressed in Section 4.7 (c)) currently are used, usable or useful to the Seller in the ordinary course of its business consistent with past practice.
Schedule 4.7(b) contains a true and correct list of all leases of personal property. All such property is being operated in conformity with all applicable Requirements of law.

         (c) Except as set forth in Schedule 4.7 (c), the Inventories are in good condition, are used, usable or saleable by or useful to the Seller in the ordinary course of its business consistent with past practice. Except as set forth on Schedule 4.7 (c), the finished goods produced by the Seller and included in the Transferred Assets are of good quality, free from defects and conform to customary trade and governmental standards for marketable goods. The Seller is not under any liability or obligation with respect to the return of Inventory in the possession of wholesalers, retailers or other customers.

         (d) Except as set forth in Schedule 4.7 (d), all Accounts Receivable of the Seller is reflected properly on its books, are genuine and valid receivable subject to no set-off or counterclaims, arose from valid sales and bona fide transactions. Any payment on the Accounts Receivable made by any obligor thereon shall be applied first to the trade accounts receivable of such obligor outstanding for the longest period of time unless such obligor shall have directed that the payment be applied to one or more specific trade Accounts Receivable. Schedule 2.1(a)(xv) contains a true and correct list of Accounts Receivable as of July 21, 1995 including the date of the invoice, the aging, the account debtor and the amount owed. Except as set forth on Schedule
4.7 (d), the Accounts Receivable constitute all of the accounts receivable of the business of the Seller. Except as set forth on Schedule 4.7(d), there is not and will not be any liability of the Seller for any refunds, discounts, rebates, allowances or returns in respect of product sold by the Seller. The amount and face value shown on invoices and statements are actually and absolutely owing to the Seller and are not contingent for any reason. Seller gives no representation or warranty as to the collectability of the Accounts Receivables.

         (e) Those agreements or purchase orders described in Schedule 4.7(e) constitute the Seller's backlog and indicate the dollar amount and quantities of goods and services. The Seller gives no representation or warranty as to the collectibility of such listed backlog. All such purchase orders and agreements may be assigned and delegated to the buyer without the consent of the other parties thereto.

         SECTION 4.8 EMPLOYEES: LABOR MATTERS. (a) Set forth on Schedule 4.8 is a true and complete list of: (i) all contracts or agreements with any director, officer or employee, or consultant of the Seller; (ii)) all Employees of the Seller, including the title or job classification of each such person, and a list of the names, positions and current salary rates of the such Employees (iii) the officers and managers of the Seller, specifying the title and job classification of each such person; and (iv) the directors of the Seller. The Seller is not in default under any agreement or contract listed on
Schedule 4.8 and all such agreements and contracts are in full force and effect, are valid and legally binding on the Seller and, to the best of the Seller's knowledge, are valid and legally binding on the other parties thereto. The Seller is current with respect to all wages, salaries, bonuses, expenses and other amount payable to any of its Employees.

         (b) Except as set forth on Schedule 4.8, the Seller is not a party to any collective bargaining agreement with any labor organization. There is not pending, or to the knowledgeable of the Seller threatened, any labor dispute, strike or work stoppage or slow down involving the Employees of the Seller. There are no union organization efforts relating to the Employees of the Seller or any representation question involving recognition as a collective bargaining agent for any employees of the Seller. The Seller has not been charged with any violation, nor are the Seller under investigation with respect to claims of unfair labor practices or violations of the Requirements of Law relating to health, safety and conditions of employment. The Seller has complied with All Requirements of Law regarding employment and employment practices and wages including, without limitation, payment of social security and similar taxes and all occupational safety and health Requirements of Law. The sale by the Seller of the Transferred Assets and the termination of Employees does not implicate the requirements or regulations under the Worker Adjustment and Retraining Notification Act, and the Seller is not required to give employees advance notice of any "plant closing" or "mass layoff".

         SECTION 4.9  EMPLOYEE BENEFITS:  ERISA  (a)  Except as set forth in
Schedule 4.9, the Seller does not maintain any employee benefit plan within the meaning of Section 3(3) of ERISA or other profit-sharing, deferred compensation, bonus, stock option, stock purchase, severance or employee benefit plans or arrangements, including cafeteria plans. The Seller has never maintained a Plan. The Seller is in full compliance with ERISA.

         (b) With respect to all Plans, no liability to the PBGC has been incurred by the Seller or any corporation or other trade or business under common control with the Seller (as determined under Section 414(b) and (c) of the Code) "Common Control Entity") on account of any termination subject to Title IV of ERISA; no filing has been made by the Seller or any Common Control Entity with the PBGC, and no proceeding has been commenced by the PBGC to terminate any Pension Plan subject to Title IV of ERISA maintained or wholly or partially funded by the Seller or any Common Control Entity.

         (c) The Seller has no obligation to and have never maintained an Plan which provides for continuing benefits or coverage for any participant or beneficiary of a participant's after such participants termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the beneficiary of the participant.

         (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or when taken together with any additional or subsequent events) constitute and event that will or may result in any payment upon a change of control or otherwise, whereto of severance, accrued vacation or otherwise.

         SECTION 4.10 COMPLIANCE WITH LAW: PERMITS. (a) The Seller is not in violation of any term or provision of its corporate charter or by-laws. The Seller is not in violation nor default under any Requirement Law of an Governmental Body or any Order of any court, arbitrator or Governmental body applicable to it or its properties which would have a Material Adverse Effect. The Seller has not received, and there does not exist, any notice, action, suit, hearing, charge or investigation to the effect that the Seller or the Transferred Assets are, was or may be in violation of any Requirements of Law or any Order of any court, arbitrator or Governmental Body.

         (b) The Seller is duly licensed under all Requirements of Law and possesses all licenses, clearances and Permits necessary or required to conduct its business as now conducted. Set forth on Schedule 4.10 is a list of all licenses and Permits which the Seller has obtained. Each such license and Permit are currently valid and effective in accordance with its terms and there is not any existing default or threatened termination, revocation or limitation of any such Permits by the Governmental Body issuing, or authorizing the same. No other Permits are necessary or required for the Seller to operate its assets (including the Transferred Assets) or conduct its business in the ordinary course. Except as set forth on Schedule 4.10, all such Permits may be transferred to the Buyer without the approval or consent of the Government Body issuing or authorizing the same.

         SECTION 4.11 LEGAL PROCEEDINGS. (a) Except as set forth in Schedule 4.11, there is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of the Seller, the Parent or any officer of the Seller or the Parent, threatened against or affecting the Seller or its assets or properties (including the Transferred Assets or any Subsidiary), at law or in equity, or before or by any Governmental Body, (ii) arbitration proceeding relating to the Seller or any Subsidiary or its assets or properties or (iii) governmental inquire pending or, to the knowledge of the Seller, the Parent or any officer of the Seller or the Parent, threatened relating to or involving the Seller, any Subsidiary, its assets or properties or the transactions contemplated by this Agreement (including inquiries as to the qualification of the Seller or any Subsidiary to hold or receive any Permit) and neither the Seller, the Parent nor any officer of the Seller or the Parent knows of any basis for any of the foregoing. Except as set forth on Schedule 4.11, none of the actions, suits, claims, proceedings or inquiries listed on such Schedule, either individually or in the Aggregate is likely to have an adverse effect on
(i) the Buyer's ability to use or operate any of the Transferred Assets in a manner consistent with the Seller's operations, (ii) the Buyer's use of any of the Transferred Assets for the purposes which they have been used by the Seller or (iii) the Seller's ability to consummate the transactions contemplated hereby or by any of the other Transaction Documents. Except as set forth on Schedule 4.11, there are no pending actions, suits, claims or proceedings brought by the Seller, or any Subsidiary against others.

         (b) The Seller is not in default with respect to any Order, writ, injunction or decree known to or served upon the Seller or any Subsidiary of any court or of any Governmental Body.

         SECTION 4.12 INTELLECTUAL PROPERTY.  (a)  Schedules 2.1(a)(viii), (ix),
(x), and (xvi) collectively sets forth a true and complete list of all Patents, Trademarks, Copyrights, and Computer Programs presently owned or held by the Seller. The Seller has the right to use all Intellectual Property Rights. Except for those items listed on Schedule 4.12, the Seller does not own or use, internally or externally, in its business as now conducted or as previously conducted, other Intellectual Property Rights which if the Seller was unable to use would have a Material Adverse Effect on the Seller's ability to commercially use the Transferred Assets.

         (b) Except as otherwise indicated on Schedule 4.12, all Patents, Trademarks, and Copyrights of the Seller has been duly registered and filed in or issued the Governmental Body in the jurisdictions indicated, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect.

         (c) Seller has taken reasonable steps to protect its proprietary, confidential and trade secret rights regarding the Intellectual Property Rights (and such steps include, at a minimum, having caused all current employees (other than Eric Ertil) and independent consultants of such Seller to sign a proprietary information agreement or employment agreement that includes an assignment by the employee or such independent consultant to such Seller of all rights and interests in any computer programs, inventions, discoveries, improvements or written works or other such items and a continuing obligation on the part of such employees or independent consultants not to disclose any proprietary or confidential information or trade secret of such Seller), and no such right has heretofore been assigned, transferred, licenses or otherwise made available to any other Person by the Seller, except pursuant to licenses, distribution agreements, and other contracts entered into (or granted) by the Seller in the ordinary course of business.

         (d) Schedule 4.12 sets forth a list of each and every Intellectual Property Right license granted by the Seller to any other Person (other than end-user licenses).

         (e) To Seller's knowledge, the Seller is not infringing upon, or otherwise violating, the rights of any Person with respect to any Copyright or trade secrets or any Trademark, servicemark, trade name, Patent, patentable subject matter or other proprietary right or Intellectual Property Right. The Seller and the Parent have no notice or knowledge of any objection or claim being asserted by any Person with respect to the ownership, validity, enforceability or use of any such Patents, patentable subject matter, Trademarks, trade names, service marks, Copyrights, applications, therefor, trade secrets or other Intellectual Property Rights or challenging or questioning the validity or effectiveness of any license relating to any such right. No proceedings have been instituted or threatened against the Seller alleging any such infringement or violation. Without limiting the generality of the foregoing, no Person has any pending claim against the Seller alleging any infringement upon, or violation of the rights of such Person with respect to, any trade secret, Trademark, service mark, Copy right, Patent, patentable subject matter or other proprietary right or Intellectual Property Right relating to or arising out of any software or other product developed and/or licensed by the Seller, including, without limitation, the Computer Programs.

         (f) The Seller has not taken any actions which would have the effect of (i) invalidating or waiving an Copyright or copyright protections to its products and software programs (including the Computer Programs) or (ii) invalidating or waiving any trade secret protections otherwise available to it.

         (g) For all material Intellectual Property Rights that the Seller uses, but does not own, the Seller is licensed to use such Intellectual Property Rights, and Schedule 4.12 lists each such license, including the name of the licensor and the title and date of the license agreement corresponding to each license. No material portions of the Computer Program sold or licensed by the Seller is licensed from other Persons except as set forth in Schedule
4.12. The Seller is not in default under any such license agreement. Except as set forth on Schedule 4.12 each such license agreement may be assigned without the consent of the other parties thereto.

         (h) Upon the transfers and assignments provided for herein, the Seller will have validly assigned and transferred to the Buyer all right, title and interest in its Intellectual Property Rights, free and clear of all Liens or Other Encumbrance.

         (i) The Computer Programs perform in all material respects in accordance with any warranty given to Seller's customers, and there are currently no claims pending or threatened alleging a failure of any of the Computer Programs to perform properly, other than claims submitted under Seller's warranty.

         (j) None of the Computer Programs or Intellectual Property Rights, other than that incorporated in "Sytos", incorporates or uses any software code or other intellectual property rights developed or owned by Purart, Inc. or its affiliates. No further royalties or other amounts are payable by the Seller to Purart in respect of "Sytos" and Purart has released and assigned to the Seller all of its rights to any intellectual property rights it may have had in "Sytos". The Seller's gross revenues for Sytos did not exceed $50,000 in the prior twelve-month period.

         SECTION 4.13 CONTRACTS AND COMMITMENTS. The Seller has delivered to the Buyer true and complete copies of all written contracts relating to Intellectual Property Rights, Assumed Liabilities and all other material contracts (including the Assigned Contracts) of the Seller now in effect to which the Seller is a part or by which it or its properties or assets may be bound or affected and all of which are described in reasonable detail or otherwise referred to on Schedule 4.13 (the "Contracts"). No default, alleged default or anticipatory breach exists on the part of the Seller or, to the best knowledge of the Seller or any of its officers, on the part of any other party, under any Contract. There are no material agreements or arrangements, whether written or oral, of the parties relating to any Contract (including waivers) that have not been set forth on Schedule 4.13. Each such Contract is legal, valid, binding and enforceable against the parties thereto in accordance with its terms. The Seller is not a party to any written or oral contract or commitment which could materially adversely affect the Transferred Assets. Except as set forth on Schedule 4.13, the Seller nor any Subsidiary is not a party to any written or oral:

         (a) agreements, contracts or commitments not made in the ordinary course of business consistent with past practice, other than this Agreement and the other Transaction Documents;

         (b) employment or consulting contract which is not terminable without cost or other liability to the Seller, or an successor thereof, upon notice of 30 days or less, other than those listed on Schedule 4.8.

         (c) contract or collective e bargaining agreement with any labor organization or union or other representative of employees.

         (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option, incentive compensation, hospitalization, insurance or similar plan, contract or understanding provided for employee benefits.

         (e) lease with respect to any property, real or personal, whether as lessor or lessee other than those listed on Schedules 4.6 or 4.7;

         (f) agreement contract or commitment for the purchase of real property, equipment or fixed assets which involve, in the aggregate, more than $10,000 or relating to computer software licensing or data processing services;

         (g) insurance contract other than those listed on Schedule 4.18;

         (h) representative, sales agency, distributorship, franchise, dealer or advertising agreement, contract or commitment;

         (i) agreement or indenture providing for the creation, incurrence or assumption of any indebtedness for borrowed money or lending of money or under which the Seller has advanced or agreed to advance money;

         (j) agreement or indenture for the mortgaging or pledging of, or otherwise placing a Lien or Other Encumbrance on, any asset, property or right of the Seller including the Transferred Assets;

         (k) guaranty (however designated) of an obligation for borrowed money or otherwise of any obligations of an other Person;

         (l) agreement, contract, commitment or arrangement which limits or restraints the Seller, or any successor, to compete or operate any business in any location or any other non-compete or confidentiality agreement;

         (m) agreement, contract or commitment concerning a partnership or joint venture or with any Affiliate; or

         (n) any other material contract, agreement or commitment not otherwise described in (a) through (m) above.

         Except for the consents and approvals set forth on Schedule 4.3 no Assigned Contract requires the consentor approval of any party to its assignment to the Buyer in connection with the transactions contemplated hereby and after the assignment thereof each such Assigned Contract will continue to be legal, valid and binding enforceable in accordance with its terms after such assignment. The sale of the Transferred Assets and the assignment of the Assigned contract pursuant to this Agreement will not result in the termination of any Contract under the express terms thereof, and will not bring into operation any other provision thereof including, without limitation, the payment of a penalty or other charge nor result in a breach or default thereunder.

         SECTION 4.14 BANK ACCOUNTS:  POWERS OF ATTORNEY.  Set forth on schedule
4.14 is a true and complete list of (a) the name of each bank or other financial institution or fiduciary with which the Seller has an account demand deposit, time deposit or safe deposit box, the identifying numbers or symbols thereof, and the name of each Prison authorized to draw thereon or to have access thereto, and (b) the name of each Person, if any, holding any power of attorney from the Seller and a summary statement of the terms thereof.

         SECTION 4.15 CONDUCT OF BUSINESS. Except as set forth on Schedule 4.15, since the date of the Balance Sheet, the Seller has conducted its business in the ordinary course consistent with past practice and has maintained the Transferred Assets in at least such order and condition as is necessary to continue so to conduct its business, and has not:

         (a) incurred any material obligation or liability (absolute, accrued, contingent or otherwise), other than (i) liabilities shown or reflected on the Balance Sheet, or (ii) liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice, or (iii) in connection with the performance of this Agreement;

         (b) discharged or satisfied any Lien or Other Encumbrance, or paid or satisfied any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business consistent with past practice;

         (c) mortgaged, pledged or subjected to any Lien or Other Encumbrance any of the assets, properties or rights of the Seller (including the Transferred Assets);

         (d) sold or transferred any asset, property or business or canceled any debt or claim or waived any right, except in the ordinary course of business consistent with past practice;

         (e) paid any commission or bonus to any shareholder or Affiliate, or sold, assigned or transferred by any means any asset of the Seller to an shareholder;

         (f) entered into any material transaction other than in the ordinary course of its business consistent with past practice except for this Agreement or the other Transaction Documents; or

         (g) made any agreement or understanding, whether in writing or otherwise, for the Seller to take any of the actions specified in (a) through
(f) above.

         SECTION 4.16 TAX MATTERS. (a) It is the intention of the Parent, the Seller, and the Buyer (collectively known in this section as the Parties), that Seller shall continue such business as remains after the sale of the Transferred Assets. Notwithstanding any provision in this Agreement to the contrary, Seller shall retain such accounting, financial, and other records that are (1) required by law and (2) will be helpful and relevant in achieving the intention expressed in the first sentence of this paragraph as well as conforming to income, franchise, excise, property, sales, net worth and other tax laws and regulations regarding of jurisdiction.

         (b) Buyer shall have the right to copy such records for a period of seven years.

         (c) Tax refunds (including tax carryforwards)/tax obligations of the Seller that are imposed on income (or measured by income) (including net worth taxes) that exist on or prior to the date of Closing, shall remain the property or obligation of the Seller as the case may be.

         (d) Neither party shall take any action with any tax authority which may adversely affect the right of the other party without first notifying the other party in writing of such proposed action.

         (e) Property taxes on the Transferred Assets shall be the obligation of the Seller for the period up to and including the Closing Date. Otherwise, they shall be the responsibility of the Buyer.

         (f) Seller represents that all of Seller's Tax Returns, that Seller reasonably believes are required to be filed by or before the date of Closing, have been filed and that no unpaid obligation is shown on those returns.

         (g) Each of the Seller and the Parent has filed all tax returns required to be filed by or obtained an extension. The Seller and the parent has paid in a timely manner all Taxes owed by it (whether or not shown on any Tax Return). The Seller has adequately reserved liabilities on its books for the payment of all Taxes are not yet due and whether or not disputed. The Seller will not have any material liability for any Taxes in excess of the amounts paid or accrued or the reserves established.

         (h) There are no Liens or Other Encumbrances, whether imposed by any federal, state or local taxing authority or other Governmental Body, outstanding against any of the assets, properties or business of the Seller, including the Transferred Assets, that arose in connecting with the failure or alleged failure to pay any Taxes.

         (i) All Taxes and assessments that the Seller is required to withhold or to collect with respect to amounts owing to employees or contractors or otherwise have been duly withheld or collected and all withholdings and collections have been July and timely paid over to the appropriate Governmental Body.

         For purposes of this Section 4.16, the term "the Seller" includes each other corporation with which the Seller files consolidated or combined income tax returns or reports.

         SECTION 4.17 ABSENCE OF UNDISCLOSED LIABILITIES. The Seller has no indebtedness, liability or obligation of any character whatsoever, which in the aggregate exceed $25,000, whether or not accrued and whether or not fixed or contingent, other than (a) liabilities reflected in the Balance Sheet, (b) liabilities incurred in the ordinary course of business of the Seller since the date of the Balance Sheet, none of which has been individually or in the aggregate material, or is Materially Adverse to the Seller, and (c) liabilities incurred in connection with the performance of this Agreement and the other Transaction Documents.

         SECTION 4.18 INSURANCE. All policies of insurance, together with the premiums currently paid thereon, covering the Transferred Assets, or providing for business interruption, personal, product or public liability coverage with respect to the business or of which the Seller is the beneficiary (life or otherwise), are described on Schedule 4.18. Such Schedule sets forth the insurer, name of policyholder, name of each covered insured, the policy number and period of coverage and the scope of coverage (including whether the coverage is on a claims made, occurrence or other basis). Such policies adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of
the Seller's business.   All such policies will be outstanding and in full force
and effect at the Closing Date and all premiums with respect thereto have and will be paid. Except as set forth on Schedule 4.18, there are no claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, so far as is known to the Seller or any of its officers, no basis for any such claim, action, suit or proceedings arising out of or based upon any of such policies of insurance, and, so far as is known to the Seller or any of its officers, no basis for any such claim, action, suite or proceeding exists. After the Closing Date and giving effect to the assignments set forth in Section 3.3, each such policy that is an Assigned Contract will continue to be in full force and effect on identical terms following the transactions contemplated hereby except that the Buyer will be the named beneficiary. There are no notices of any pending or threatened, termination's or substantial premium increases with respect to any of such policies and the Seller is in compliance with all conditions contained therein.

         SECTION 4.19 TRANSACTIONS WITH AFFILIATES. No Affiliate of the Seller owns any asset, tangible or intangible, which is used in the business of the Seller. Except as set forth on Schedule 4.19, neither the Seller nor any Affiliate of the Seller has any direct or indirect interest in any competitor, supplier or customer of the Seller or in any Person with whom the Seller is doing business.

         SECTION 4.20 NO MATERIAL ADVERSE CHANGE.  Except as set forth on
Schedule 4.20 since the date of the Blanca Sheet, the Seller has not experienced any damage, destruction or loss (whether or not covered by insurance) that materially and adversely affects the Transferred Assets or its business, or (b) experienced any Material Adverse Change and neither the Seller nor the Parent knows of any development or overtly threatened development of a nature that is or may be Materially Adverse to the Intellectual Property Rights or the other Transferred Assets.

         SECTION 4.21 CHIEF PLACE OF BUSINESS: NAMES. Schedules 4.12 and 4.21 contains a true, correct and complete list of all trade names, fictitious names and d/b/a's under which the Seller has or is conducting business or which it or any entity which it has acquired has otherwise used during the last five years.
Schedule 4.21 also lists for the places of business used by the Seller currently or at any time within the last five years and accurately sets forth the present location of the Transferred Assets. The Seller has the unconditional right to use the name "Sytron, Sytos, Sytos Plus" or any similar variations thereon. Neither the Seller nor the Parent knows, or has reason to know, of any actual or threatened claim by any third party with respect to the use of such name. The use of the names "Sytron, Sytos, Sytos Plus" do not infringe upon the rights of any third party and the Seller has not granted any third party any right to use such names or any variation thereof.

         SECTION 4.22 FINDERS OR BROKERS. Neither the Seller nor the Parent has utilized the services of any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

         SECTION 4.23 ASSETS. The Transferred Assets constitute substantially all of the assets necessary or required for the Buyer to conduct the business of the Seller as it is currently conducted and no Excluded Assets constitute property or rights material to the Seller's business. No Person other than the Seller owns any assets or properties situated on any of the Owned Real Property or the Leased Real Property or necessary to the conduct of the Seller's business, except for leased items disclosed in the Schedules hereto. The Seller has not entered into any agreement to sell, mortgage, pledge or encumber any of the Transferred Assets except in the ordinary course and except for this Agreement.

         SECTION 4.24 BOOKS AND RECORDS: QUESTIONABLE PAYMENTS. The books, records and accounts of the Seller maintained with respect to its business accurately and fairly reflect, in reasonable detail, the assets and liabilities of the Seller. The Seller has not engaged in any transaction with respect to its business or used any of the funds of the Seller in the conduct of its business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Seller's business. Such books, records and accounts are maintained in accordance with GAAP. No officer, director, employee, shareholder or other representative of the Seller or any Person acting on its behalf has made, directly or indirectly, any bribes, kickbacks, or political contributions with the Seller's funds, payments from the Seller's funds not recorded on the Seller's books and records, payments from the Seller's funds to governmental officials in their individual capacities or illegal payments to obtain or retain business either within the united States or abroad.

         SECTION 4.25 FULL DISCLOSURE. Neither this Agreement nor any statement, certificate, writing or document furnished to or on behalf of the Seller or the Parent in connection with this Agreement or the other Transaction Documents contain any untrue statement of a material fact or omits to state a material fact, necessary to make the statements contained herein or therein not misleading. No fact (other than circumstances or events which are common knowledge or normal business risks) with respect to the Transferred Assets or the Seller's Business or Condition is currently known to the Seller or the Parent which may have a Material Adverse Effect or impair the ability of the Seller or the Parent to perform its obligations under this Agreement or the other Transaction Documents to which it is a party which has not been set forth herein or in the Schedules or Exhibits hereto.

         SECTION 4.26 ENVIRONMENTAL MATTERS. (a) Compliance with Environmental Laws. To Seller's knowledge, Seller has not and no Designated Property (as defined below) is or has been in violation of any Federal, state or local law, ordinance or regulation concerning industrial hygiene or Environmental conditions, including, but not limited to, soil and groundwater conditions ("Environmental laws"). There are no substances or conditions in or on the Designated Property which may support a claim or cause of action under any applicable Environmental Law.

         (b) Reporting Requirement. The Seller has not reported any, nor does the Seller have knowledge of any circumstances giving rise to any reporting requirement under applicable Environmental Laws as to any spills or releases of any Hazardous Material (as defined below) with respect to said Designated Properties, nor has the Seller received any notices of spills or releases of Hazardous Materials with respect thereto.

         (c) Proceedings. There is no proceeding or investigation pending or, to the best knowledge of the Seller or the Parent, threatened by any Governmental Body or other Person with respect to the presence of Hazardous Material on the Designated Properties or the migration thereof from or to other property. The Seller has never been required by any Governmental Body to treat, cleanup, or otherwise dispose, remove or neutralize any hazardous Material from or on any Designated Property.

         (d) Hazardous Materials. The Seller has not engaged in the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any Designated Property. To the best knowledge of the Seller or the Parent after due inquiry, no Person has engaged in the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any Designated Property. No (i) presence, release, threatened release, discharge, spillage or migration of Hazardous Material,
(ii) condition relating to Hazardous Materials that has resulted or would result in any use, ownership or transfer restriction, or (iii) condition of actual or potential nuisance or other condition relating to Hazardous Materials that could give rise to liability has occurred on or from any Designated Property. No condition exists or has existed that would be reasonably likely to give rise to any suit, claim, action, proceeding or investigation by any Person or Governmental Body against the Seller, or any Designated Property as a result of or in connection with any (1) of the matters referred to in clause
(i), (ii) or (iii) of the immediately preceding sentence, (2) other actives involving Hazardous Materials, (3) failure to obtain any required Permits or approvals of any Governmental Body relating to environmental matters, (4) violation of any terms or conditions of such Permits or approval, or (5) other violation of applicable Environmental Laws. For purposes hereof, "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or identified as hazardous, toxic or dangerous or otherwise regulated under any applicable Environmental Law as of the Closing Date as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel, chemical, waste or other material. For purposes hereof "Designated Property" shall mean any real property (x) which the Seller now owns or leases or owned or leased at any time prior to the date of this Agreement, or (y) in which the Seller now holds or previously held any security interest, mortgage or other lien or interest.

         SECTION 4.29 SOLVENCY. Each of the Seller and the Parent is on the date hereof, and immediately prior to the Closing Date and after giving effect to the transactions contemplated hereby will be, "solvent." For purposes hereof, "solvent" shall (i) mean that the fair value of the Seller's or the Parent's property is in excess of the total amount of its debts and (ii) the Seller is able to pay its debt as they mature.

         SECTION 4.28 STATUS OF THE SELLER. The Seller is not a "foreign person" within the meaning of Section 1445 of the Code. The Seller is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warranties to the Seller and the Parent that as of the date hereof and, except as otherwise specifically noted, as of the Closing
Date:

         SECTION 5.1 ORGANIZATION. The Buyer is a corporation organized and existing in good standing under the laws of the State of Delaware. The Buyer is a wholly-owned subsidiary of Arcada Holdings, Inc.

         SECTION 5.2 AUTHORITY: ENFORCEABILITY. The Buyer has the corporate power and authority to execute deliver and perform its obligations under this Agreement, the other Transaction Documents to which it is or is to be a party and the other documents, agreements and certificates executed and delivered by the Buyer in connection herewith and therewith. The execution and delivery of this Agreement, the other Transaction Documents to which it is or is to be a party do not, and the consummation of the transactions contemplated hereby and thereby will not, violate any provision of the certificate of incorporation or by-laws of the Buyer, or any provision of, or result in a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under, any material mortgage, lien, lease, agreement, instrument. This Agreement is, and the other Transaction Documents contemplated hereunder to which the Buyer is to be a party when duly executed and delivered by the Buyer and approved by the Buyer's board of directors will constitute the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. All persons who have executed this Agreement on behalf of the Buyer, or who will execute on behalf of the Buyer any other Transaction Document or other documents, agreements and certificates in connection herewith, have been or will be duly authorized to do so by all necessary corporate action.

         SECTION 5.3 LITIGATION. On the date hereof, the Buyer knows of no pending or threatened action, suit, proceeding, investigation. Order or injunction before or by any court or Governmental Body that seeks to restrain or to prevent the consummation of the transactions contemplated by this Agreement.

         SECTION 5.4 GOVERNMENTAL CONSENTS. Except as otherwise referred to herein, no consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Body having jurisdiction over the Buyer is required to be obtained by the Buyer in order to authorize the execution and delivery by the Buyer of this Agreement or the performance by the Buyer of its terms.

         SECTION 5.5 FINDERS OR BROKERS. The Buyer has not utilized the services of any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

                                   ARTICLE VI
           COVENANTS OF THE SELLER AND THE PARENT PENDING THE CLOSING

         The seller and the parent, jointly and severally, hereby covenant and agree that after the date hereof until the Closing and except as otherwise agreed to in writing by the Buyer:

         SECTION 6.1 APPROVALS: CONSENTS. The seller shall give any notices to third parties required to be given by it in connection herewith and the seller shall obtain or cause to be obtained all consents, approvals and authorizations required by any applicable requirement of law or by any assigned contracts, contract or agreement to be obtained by the seller in connection with the consummation of the sale and transfer by the seller of the transferred assets and the other transactions contemplated hereby. Without limiting the generality of the foregoing, the Seller shall obtain the written consents and approvals set forth on Schedule 4.3 in form and substance satisfactory to the Buyer and will furnish to the Buyer and its counsel executed copies of such consents and approvals. On or prior to the Closing Date, the Seller shall (obtain all such waivers and consents under leases, indentures or other agreements to which the Seller is a party or pursuant to which any of its assets are bound including the Transferred Assets) as are necessary to prevent a breach or violation of, or default under, any such lease indenture or other agreement as a result of the transaction contemplated by this Agreement.

         SECTION 6.2 PRESERVATION OF BUSINESS. From the date hereof to and including the Closing Date, the Seller shall use its best efforts to preserve its business and properties intact.

         SECTION 6.3 OPERATION OF BUSINESS. From the date hereof to and including the Closing Date, the Seller shall continue to operate its business in the ordinary and usual course consistent with past practice, shall maintain the Transferred Assets in at least as good order and condition as existed on the date hereof, and, without the prior written consent of the Buyer, shall not:

         (a) place any Lien or Other Encumbrance on any Transferred Asset, or allow any such Lien or Other Encumbrance to be placed or remain on any Transferred Asset, except in the ordinary course;

         (b) enter into any transaction or make any contract, agreement or commitment relating to the Transferred Assets or its business except in the ordinary course of business and to the extent not otherwise prohibited by this Agreement;

         (c) enter into any contract (i) which can not be performed within three months or less; or (ii) which involves the expenditures of over $100,000, except for sales and purchase contracts entered into in the ordinary course of business consistent with past practice;

         (d) extend credit to customers departing from the normal and customary trade, discount and credit policies of the Seller consistent with its ordinary course of business, or make any efforts to collect any Accounts Receivables other than in the ordinary course of business consistent with its past practices;

         (e) accelerate, terminate, modify or cancel any agreement, contract, lease or license or pay any amount in respect of any liability that would not constitute a Retained Liability except in the ordinary course;

         (f) increase in any manner the rate of compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect on the date hereof or enter into any employment, consulting, non- competition, retirement, parachute or indemnification agreement with any officer, director, employee or agent of the Seller;

         (g) enter into any employment contract which is not terminable without cost or other liability to the Seller upon notice of 30 days of less;

         (h) reclassify or change in any manner its outstanding shares of capital stock or issue, deliver or sell any shares of its capital stock or other securities, or redeem or otherwise acquire, or enter into any contract or commitment to redeem or otherwise acquire, any shares of capital stock of the Seller or any securities convertible into or exercisable for any shares of capital stock of the Seller;

         (i) make any declaration, payment or distribution of a dividend or any other payment to any shareholder, or in respect of its capital stock;

         (j) transfer any assets of the Seller to any shareholder or Affiliate;

         (k) amend either its certificate of incorporation or by-laws;

         (l) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, division or other entity;

         (m) fail to pay its trade accounts payable in the ordinary course or default in any material respect under any Contract;

         (n) take any action of the character described in Section 4.15 and not listed above which would have been required to be disclosed pursuant thereto had such action been taken after the date of the Balance Sheet.

         SECTION 6.4 MAINTENANCE OF ASSETS. The Seller shall maintain the Transferred Assets in good operating condition and in the state of maintenance and repair in which the Seller has historically maintained such assets in its ordinary course of business.

         SECTION 6.5 EXCLUSIVITY. From and after the date hereof and until the Closing or earlier termination of this Agreement in accordance with the terms hereof, neither the Seller nor the Parent shall, directly or indirectly
(a) solicit, encourage, initiate or facilitate (nor shall the Seller or the Parent permit or any of its officers, directors, employees, investment bankers, financial advisors, accountants or other representatives or agents, directly or indirectly, to solicit, encourage, initiate or facilitate) any inquiries or proposals with respect to furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, license or other disposal of any of the Transferred Assets (other than sales of inventory made in the ordinary course), or any merger, consolidation, share exchange, joint venture or other business combination or (b) execute any agreement or contract or reach any understanding, whether written or oral, in an case relating to any of the foregoing. The Seller shall promptly notify the Buyer immediately if any Person makes any request for information, proposal, offer, inquiry or contact with respect to any of the foregoing.

         SECTION 6.6 PERIODIC INFORMATION. From the date hereof to the Closing Date, the Seller and the Parent shall, promptly and in a timely manner, notify the Buyer of any of the following: (i) any material adverse change in the financial condition or operations of the business from that reflected in the financial statements delivered pursuant to Section 4.5 or in this Agreement and the and the Schedules hereto; (ii) any default on the part of the Seller and any default on the part of any other party (of which the Seller or any officer or manager of the Seller has knowledge) under any Contract; (iii) any notice of termination or written threat of termination from any party to a Contract; or
(iv) the termination of the employment with the Seller of any senior officer, manager or key employee engineer of the Seller.

         SECTION 6.7 COOPERATION. Representatives of the Seller will introduce representatives of the Buyer to such clients and customers of the Seller as the Buyer requests and will discuss the contemplated acquisition with such clients and customers. The Seller will use its best efforts to induce such clients and customers to become clients or customers of the Buyer from and after the Closing Date.

         SECTION 6.8 REPRESENTATIONS AND UPDATES. (a) The Seller and the Parent (i) shall take all action necessary to render accurate as of the Closing Date its representations and warranties contained herein, (ii) shall refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (iii) shall perform or cause to be satisfied each covenant or condition to be performed or satisfied by it under this Agreement.

         (b) The Seller and the Parent promptly shall notify the Buyer in writing (i) if any information set forth in any of the Seller's or Parent's representation or warranties contained herein is no longer correct, (ii) if the Seller or the Parent becomes aware that any of its representations or warranties were incorrect in any material respect when made or (iii) of any other information of the nature of that set forth in such representations or warranties which arises after the date hereof and which would have been required to be included therein or in the Schedules hereto if such information had been in existence on the date hereof. No such disclosures shall be deemed to modify, amend or supplement the representations or warranties of the Seller or the Parent contained herein or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant or for any other purpose whatsoever (including satisfaction of the conditions set forth in Section 8.1).

         SECTION 6.9 UNIFORM COMMERCIAL CODE SEARCHES. The Seller shall, at the expense of the Seller, conduct, or cause to be conducted, a search for Uniform Commercial Code financial statements in each state and county in which the Seller conducts its business or maintains any assets or properties which name the Seller as debtor. Prior to the Closing Date, the Seller shall deliver a list of all Uniform Commercial Code financing statements, Form UCC-1 or other liens recorded in such jurisdictions and a description of the property and assets encumbered thereby. The Seller shall, prior to the Closing Date (i) remove or cause to be removed all such material liens and encumbrances, (ii) file or cause to be filed in such jurisdiction a release or termination of such lien or encumbrance and (iii) deliver to the Buyer evidence satisfactory in form and substance to the Buyer of compliance by the Seller of the provisions of this Section.

         SECTION 6.10 BEST EFFORTS. The Seller and the Parent shall use its best efforts to cause all of the conditions to the obligation of the Buyer to consummate the transactions contemplated hereby which are within its control to be met as soon as practicable after the date of this Agreement.

         SECTION 6.11 COMPLIANCE WITH LAWS. The Seller shall comply with all laws, ordinances, rules, regulations and other Requirements of Law applicable to its business or its operations, assets or properties or the ownership of any of the Transferred Assets.

         SECTION 6.12 BULK SALES COMPLIANCE. The Buyer hereby waives compliance by the Seller with the provisions of the Bulk Sales Law of the Uniform Commercial Code of each applicable jurisdiction, in consideration whereof the Seller agrees to pay and discharge when due all claims of creditors, including any claims which could be asserted against the Buyer by reason of such non-compliance. The Seller and the Parent shall indemnify and hold harmless the Buyer and its Affiliates from and against any and all Damages that could result from such non-compliance.

         SECTION 6.13 ACCESS TO PREMISES AND INFORMATION. From the date hereof to the Closing Date, the Seller shall give to, or cause to be made available for, the Buyer and its counsel, accountants, bankers and other representatives full access and the right to inspect during normal business hours all of the properties, documents, contracts, employees, books and records of the Seller and shall permit them to consult with the employees, officers, accountants and agents of the Seller and the Parent for the purpose of making such investigation and shall furnish the Buyer with copies of such documents and with such information with respect to the Transferred Assets and the Seller's business as the Buyer from time to time reasonably may request.

                                  ARTICLE VII
                   COVENANTS OF THE BUYER PENDING THE CLOSING

         The Buyer covenants and agrees that after the date hereof and until the Closing and except as otherwise agreed to in writing by the Seller or the
Parent:

         SECTION 7.1 APPROVALS: CONSENTS. The Buyer shall give any notices to third parties required to be given by it in connection herewith and the Buyer shall use its best efforts to obtain or cause to be obtained all consents, approvals and authorizations required by any Requirement of Law or by any contract or agreement to be obtained by the Buyer in connection with the purchase by the Buyer of the Transferred Assets and the consummation of the other transactions contemplated hereby.

         SECTION 7.2 REPRESENTATIONS AND UPDATES. (a) The Buyer (i) will take all action necessary to render accurate as of the Closing Date its representations and warranties contained herein, (ii) will refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (iii) will perform or case to be satisfied each covenant or condition to be performed or satisfied by it under this Agreement.

         (b) The Buyer promptly shall notify the Seller in writing (i) if any information set forth in any of the Buyer's representations or warranties contained herein is no longer correct, or (ii) if the Buyer becomes aware that any of its representations or warranties were incorrect in any material respect when made. No such disclosures shall be deemed to modify, amend or supplement the representations or warranties of the Buyer contained herein or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant or for any purpose whatsoever.

         SECTION 7.3 BEST EFFORTS. The Buyer shall use its best efforts to cause all of the conditions to the obligations of the Seller and the Parent to consummate the transactions contemplated hereby which are within its control to be met as soon as practicable after the date of this Agreement.

                                  ARTICLE VIII
                CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

         All of the obligations of the Buyer under this Agreement are subject to the satisfaction or fulfillment, at or before the Closing Date, of each of the following conditions precedent (any of which may be waived, in whole or in part, by the Buyer in its sole discretion):

         SECTION 8.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Seller and the Parent contained in this Agreement (including the Schedules and Exhibits hereto), or in any certificate or document delivered to the Buyer in connection herewith, shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respect at the Closing date as if made again on and as of the Closing Date without regard to or giving effect to any schedule updates or supplement disclosure.

         SECTION 8.2  COMPLIANCE WITH THIS AGREEMENT.   The Seller and the
Parent shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or before the Closing Date.

         SECTION 8.3 CLOSING CERTIFICATE: The Seller and the Parent shall have delivered to the Buyer a certificate executed on its behalf by an authorized office and attested by its Secretary, dated the Closing Date, representing and certifying, in such detail as the Buyer may reasonably request, that the conditions set forth in this Article VIII have been fulfilled (including receipt of all necessary consents and approvals) at or prior to the Closing Date, and that the Seller and the Parent are not in default under any provision of this Agreement.

         SECTION 8.4 CLOSING DOCUMENTS: The Seller and the Parent shall have furnished the Buyer with the following documents:

         (a) a certificate as to the good standing of the Seller and the Parent, executed by the appropriate official of the state of its incorporation and each jurisdiction in which the Seller is licensed or qualified to do business as a foreign corporation, as specified on Schedule 4.1;

         (b) the by-laws of the Seller and the Parent, duly certified by its Secretary as being in force at all times since at least July 1, 1995; together with an incumbency certificate for the Seller and the Parent dated as of the Closing Date, including specimen signatures;

         (c) the resolution or resolutions or the consent, duly adopted by the requisite number of holders of capital stock of the Seller entitled to vote thereon, authorizing the sale and transfer of the Transferred Assets, as provided for herein and the change of name of the Seller as provided for herein and the other transactions contemplated hereby, certified by the Secretary of the Seller as true, correct and complete;

         (d) the resolution or resolutions duly adopted by the Board of Directors of the Seller and the Parent (or an appropriately authorized committee thereof) with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby certified by the Secretaries of the Seller and the Parent as true, correct and complete;

         (e) a satisfactory consent of each landlord under each Lease to the assignment thereof to the Buyer; and

         (f) all such other documents, uniform commercial code search reports, tax lien searches, certified resolutions, certificates or instruments as the Buyer reasonably may have requested.

         SECTION 8.5 OPINION OF THE SELLER'S COUNSEL. Graven Perry Block Brody & Qualls, counsel to the Seller and the Parent, shall have delivered to the Buyer a favorable written opinion, dated the Closing Date and addressed to the Buyer, substantially in the form of Exhibit J attached hereto and covering such other matter as the Buyer may reasonable request.

         SECTION 8.6 LEGAL MATTERS SATISFACTORY. All legal matters, and the form and substance of all documents, certificates, opinions and instruments to be delivered by the Seller and the Parent to the Buyer at the Closing, shall have been approved by, and shall be satisfactory in all reasonable respect to, the Buyer and its counsel.

         SECTION 8.7  NO MATERIAL ADVERSE CHANGES; NO MATERIAL DESTRUCTION.
(a) There shall not have been any Material Adverse Change in the financial condition or prospects of the Seller at the Closing Date from that disclosed on the Balance Sheet and in the financial information provided by the Seller and referred to in Section 4.4, or in the condition or value of any of the Transferred Assets and the Buyer shall have been furnished with a certificate of the President or the Chief Financial Officer of the Seller, dated the Closing Date, to such effect.

         (b) The Transferred Assets or any material portion thereof shall not have been adversely affected in any was as a result of any fire, accident, earthquake, flood, shortage, embargo, riot, civil disturbance, uprising, activity or armed forces or act of God or public enemy, nor shall any thereof have been stolen, taken by eminent domain or subject to condemnation and no condemnation proceedings shall have been commenced and the Seller shall not have received notice of the proposed commencement of any such proceedings. If the Closing occurs hereunder despite such casualty, whether as a result of the waiver of this condition by the Buyer or otherwise, the Seller shall assign or pay over to the Buyer the proceeds of any insurance or any condemnation proceeding with respect to any casualty involving the Transferred Assets which occurs after the date hereof.

         SECTION 8.8 CONSENTS; PERMITS. (a) The Seller shall have delivered to the Buyer all of the consents, approvals, authorizations, qualifications, and filings as are required for the sale and assignment of the Transferred Assets and the assignment to or assumption by the Buyer of the Assigned Contracts, Assumed Liabilities and other agreements, leases, contracts or other documents or instruments included among the Transferred Assets which require such consent. Without limiting the generality of the foregoing, the Seller shall deliver to the Buyer all consents, approvals, authorizations, qualifications and filings set forth on Schedule 4.3.

         (b) The Seller shall have received all written consents, authorizations and approvals required by any applicable law, rule, regulation or other Requirement of Law of any Governmental Body required in connection with the sale of the Transferred Assets and the assumption of the Assumed Liabilities pursuant to this Agreement and the consummation of the transactions contemplated hereby and by the other Transaction Documents.

         (c) The Buyer shall have obtained such Permits, if any, as are reasonably necessary for the Buyer to own and operate the Transferred Assets on the Closing Date in the same manner as heretofore conducted and operated by the Seller.

         SECTION 8.9 NO THREATENED OR PENDING LITIGATION; NO PROHIBITIONS. On the Closing Date, no suit, action, arbitration or other proceeding, or injunction or final judgment relating thereto, shall be overtly threatened or be pending before any court or government or regulatory official, or any Governmental Body which (a) seeks to restrain, prohibit, or invalidate the consummation of the transactions contemplated hereby or by the other Transaction Documents seeks material damages from Buyer with respect thereto
(b) seeks to frustrate the Buyer's ability to own or operate the Transferred Assets subsequent to the Closing in a manner consistent with the Seller's operation thereof in the ordinary course of business, or (c) may, if it is adversely decided against the Buyer, the Seller or the Parent, Materially Adverse Affect the value of any of the Transferred Assets to the Buyer. No governmental investigation that might result in any such suit, action, arbitration or other proceeding shall be pending or overtly threatened and no Person shall have obtained any Order enjoining, restraining or prohibiting the transactions contemplated hereby or by the other Transaction Documents.

         SECTION 8.10 OTHER TRANSACTION DOCUMENTS. The Seller shall have duly executed and delivered to the Buyer the instruments of conveyance and transfer specified in Section 3.3 and the Seller and the Parent, as applicable, shall have duly executed and delivered to the Buyer the other Transaction Documents to which it is a party, each substantially in the forms attached as exhibits hereto.

         SECTION 8.11 LIEN SEARCHES; RELEASE OF LIENS, ETC. The Buyer shall have received from the Seller true and complete copies of the results of searches of all uniform commercial code filings, tax liens, fixture filings in each appropriate jurisdiction showing that there is on file in such records no effective financing statement or Tax Lien or other Lien or Other Encumbrance except those relating to the indebtedness to Sanwa Business Credit Corporation and other non-material Liens or Other Encumbrances. The Buyer shall have received satisfactory evidence that the security interest granted to Sanwa Business Credit and all other Liens or Other Encumbrances covering any of the Transferred Assets have been released and terminated.

         SECTION 8.12 INTELLECTUAL PROPERTY. The Buyer shall have received evidence satisfactory to it that no employee, former employee or consultant of the Seller has any ownership interest or other claim with respect to any Intellectual Property Rights that it developed, invented, worked on or assisted in the development of. No claims or objections shall have been asserted by any Person with respect to the ownership, validity of enforceability of any of the Intellectual Property Rights and no proceedings shall have been instituted or threatened against the Seller alleging any such infringement or violation.

         SECTION 8.13 SELLER FINANCIALS. The Seller and the Parent shall have furnished to the Buyer such financial statements relating to the Seller as may be reasonably requested by Buyer.

                                   ARTICLE IX
         CONDITIONS PRECEDENT TO THE SELLER'S AND PARENT'S OBLIGATIONS

         The obligations of the Seller under this Agreement to sell the Transferred Assets and the obligations of the Seller and the Parent to consummate the other transactions contemplated hereby are subject to the satisfaction or fulfillment, at or before the Closing Date, of each of the following conditions precedent (any of which may be waived, in whole or in part, by the Seller and the Parent in its sole discretion):

         SECTION 9.1 REPRESENTATIVE AND WARRANTIES. All of the representations and warranties of the Buyer contained in this Agreement, or in any certificate or document delivered to the Seller and the Parent in connection herewith, shall be true and correct in all material respects at the Closing Date as if made again on and as of the Closing Date without regard to or giving effect to any schedule updates or supplemental disclosure.

         SECTION 9.2 COMPLIANCE WITH THIS AGREEMENT. The Buyer shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Buyer at or before the Closing Date.

         SECTION 9.3. CLOSING CERTIFICATE. The Seller and the Parent shall have furnished with a certificate of an appropriate officer of the Buyer, dated the Closing Date, certifying in such detail as the Seller and the Parent may reasonably request to the fulfillment of the foregoing conditions set forth in Sections 9.1 and 9.2.

         SECTION 9.4 PAYMENT. The Buyer shall have paid to the Seller the amounts required to be paid to the Seller pursuant to, and in accordance with,
Section 3.2.

         SECTION 9.5 OTHER TRANSACTION DOCUMENTS. The Buyer shall have duly executed and delivered to the Seller the Assumption Agreement and the other Transaction Documents to which it is a party, each substantially in the forms attached as exhibits hereto.

         SECTION 9.6 CLOSING DOCUMENTS. The Buyer shall have furnished the Seller and the Parent with the following documents:

         (a) the certificate of incorporation and all amendments thereto of the Buyer, duly certified as of a recent date by the Secretary of State of the jurisdiction of the Buyer's incorporation;

         (b) a certificate as to the good standing of the Buyer, executed by the appropriate official of the jurisdiction of the Buyer's incorporation;

         (c) the by-laws of the Buyer, duly certified by its Secretary or an Assistant Secretary as being in force at all times since at least July 10, 1995, or, if later, its date of incorporation, together with an incumbency certificate for the Buyer, dated as of the Closing Date, including specimen signatures;

         (d) the resolution or resolutions duly adopted by the Board of Directors of the Buyer (or an appropriately authorized committee thereof) with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of the Buyer as true, correct and complete;

         (e) such other documents, certified resolutions, certificates or instruments as the Seller and the Parent reasonably may have requested in respect of the transactions contemplated by this Agreement.

         SECTION 9.7 OPINION OF THE BUYER'S COUNSEL. Thomas F. Mulvaney, special counsel to the Buyer, shall have delivered to the Seller a written opinion, dated the Closing Date and addressed to the Seller, substantially in the forms of Exhibit K attached hereto.

         SECTION 9.8 NO THREATENED OR PENDING LITIGATION; NO PROHIBITIONS. On the Closing Date, no suit, action, arbitration or other proceeding, or injunction or final judgment relating thereto, shall be overtly threatened or be pending before any court or government or regulatory official, or any Governmental Body which (a) seeks to restrain, prohibit, or invalidate the consummation of the transactions contemplated hereby or by the other Transaction Documents seeks material damages from Buyer with respect thereto
(b) seeks to frustrate the Buyer's ability to own or operate the Transferred Assets subsequent to the Closing in a manner consistent with the Seller's operation thereof in the ordinary course of business, or (c) may, if adversely decided against the Buyer, the Seller or the Parent, Materially Adversely Affect the value of any of the Transferred Assets to the Buyer. No governmental investigation that might result in any such suit, action, arbitration or other proceeding shall be pending or overtly threatened and no Person shall have obtained any Order enjoining, restraining or prohibiting the transactions contemplated hereby or by the other Transaction Documents.

         SECTION 9.9 SANWA CONSENT. The Seller and Parent shall have received the written consent of Sanwa Business Credit Corporation to enter into this Agreement, to sell the Transferred Assets and to consummate the transactions contemplated under the Agreement.

         SECTION 9.10 BOARDS OF DIRECTORS APPROVAL. Each of Seller and Parent shall have received the approval of their respective Boards of Directors to enter into this Agreement, to sell the Transferred Assets and to consummate the transactions contemplated under this Agreement.

                                   ARTICLE X
                      ADDITIONAL COVENANTS OF THE PARTIES

         SECTION 10.1 NAME CHANGE ETC. (a) On the Closing Date (or within ten business days thereafter), the Seller will deliver to the Buyer a copy of the duly executed amendment to the Seller's certificate of incorporation changing the Seller's name to a name acceptable to the Buyer and not confusingly similar to the Seller's current name. The Seller shall have filed such amendment with the appropriate officials of the state of the Seller's incorporation and all such other offices and jurisdictions necessary or appropriate to effect such changes.

         (b) From and after the Closing Date the Seller and its affiliates shall cease to use the names Sytron, Sytos, Sytos Plus and other tradenames of the Seller or any Trademarks or any variations thereof.

         SECTION 10.2 POWER OF ATTORNEY: TURN-OVER. (a) Effective on the Closing Date, the Seller constitutes and appoints the Buyer and its successors and assigns, as the true and lawful attorneys for the Seller, with full power of substitution, in the name of the Seller, but on behalf of and for the benefit of, the Buyer, to institute and prosecute, in the name of the Seller or otherwise, all proceedings which the Buyer may deem necessary or desirable in order to collect, assert or enforce any claim, right or title of any kind in or to the Transferred Assets, to defend and compromise any and all actions, suits or proceedings in respect of any such Transferred Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable. The foregoing powers are and shall be coupled with an interest and shall be irrevocable by the Seller or by the Seller's dissolution or in any manner or for any reason. The Buyer shall retain for its own account any amounts collected pursuant to the foregoing powers, including any sums payable in respect thereof, and the Seller shall promptly pay the Buyer, when received, any amounts which shall be received by the Seller in respect of the Transferred Assets as provided herein. Seller shall execute and deliver to the Buyer at Closing a separate power of attorney in form and substance substantially similar to the foregoing.

         (b) After the Closing Date, the Buyer shall have the right to receive and open all mail, packages and other communications addressed to the Seller and relating to the Transferred Assets. The Seller agrees promptly to deliver to Buyer such mail, packages or communications. The Buyer shall have the right and authority to collect for its own account all Account Receivables (whether or not scheduled) as of the close of business on the Closing Date and the Seller shall promptly transfer or deliver to the Buyer any cash or other property received directly or indirectly by Seller in respect of such Accounts Receivable, and such funds will be held in trust for the benefit of the Buyer until so delivered by the Seller. The Buyer shall promptly deliver to the Seller all mail, packages and other communications received by it which relate to the Seller but do not relate to the Transferred Assets.

         SECTION 10.3 PUBLICITY. No party shall issue any press release or announcement or make any reference to the transactions contemplated hereby to any third party (except in connection with obtaining requisite consents) without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided however, that the parties may make such disclosure as may be required by law, rule or regulation (including relevant securities laws or any listing or trading agreement covering publicly traded securities), in which case the party making the release or announcement shall, before making such release or announcement, afford the other party a reasonable opportunity to review and comment upon such release or announcement.

         SECTION 10.4 COOPERATION. The parties hereto shall cooperate with each other and will use their reasonable best efforts to promptly prepare, execute and file all necessary documentation, to effect all applications, notices, petitions, and filings, and to obtain as promptly as practicable all permits, consents and approvals and authorizations of all third Persons and Governmental Bodies which are necessary or advisable to consummate the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Bodies necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         SECTION 10.5  DELIVERY OF SELLER FINANCIALS.  If, notwithstanding
Section 8.13, Seller's financials are not provided to the Buyer and the Buyer nonetheless closes and Buyer further requests the delivery of such financial statements, then the Seller and the Parent, at their expense, shall provide the Buyer, within 60 days after the Closing, with such financial statements requested by Buyer.

         SECTION 10.6 RETURN OF INFORMATION. If the Closing is not consummated and this Agreement is terminated, then the Buyer within a reasonable time period shall return all documents, contracts and records of the Seller furnished by the Seller to the Buyer.

         SECTION 10.7 SALES AND USE TAX CLEARANCE. The Seller shall pay on a timely basis all tax on sales consummated prior to the Closing Date. The Seller and the Parent shall hold the Buyer harmless from any and all claims or liens on the Transferred Assets or otherwise relating to such applicable Tax laws. The Seller agrees to furnish to the Buyer a clearance certificate from the appropriate governmental agency and any related certificates that the Buyer may reasonably request as evidence that all sales and use and other Tax liabilities of the Seller accruing a reasonable period before the Closing Date have been fully satisfied or provided for.

         SECTION 10.8 EMPLOYEE AND LABOR MATTERS. (a) The Buyer shall not assume or succeed to any labor agreements applicable to the Seller. Except for the Assumed Liabilities set forth on Schedule 2.3 concerning the accrued vacation and Section 2.3 (c) concerning Buyer's assumption of $100,000 of liabilities, the Seller shall be and remain liable for any and all claims, liabilities, damages, losses, costs or expenses incurred by the Seller or resulting from occurrences that transpire on or prior to the Closing Date to both hourly and salaried employees of the Seller, including but not limited to claims before any court or Governmental Body such as the National Labor Relations Board, Department of Labor and any agency or instrumentality having jurisdiction over claims under state fair employment rights acts, workers' compensation and/or unemployment compensation laws, or similar Requirements of Laws.

         (b) All expenses covered under medical, dental, vision, travel, accident, accidental death and dismemberment and life insurance plans (if any) of the Seller and which are incurred by Employees and their dependents on or before the Closing Date, irrespective of the time at which claims are presented, are the obligation and responsibility of the Seller and shall be paid directly by the Seller or its Affiliates or its insurance carrier to such Employees and their dependents.

         (c) All short-term, long-term and extended disability benefits (if any) payable to Employees and their dependents who became disabled on or before the Closing Date are the responsibility of the Seller and shall be paid directly by Seller or its insurance carrier to such Employees and their dependents.

         (d) The Seller covenants and agrees to assume all obligations under continuation coverage rules of COBRA with respect to a "qualifying event" within the meaning of Section 4980B of the Code or Section 603 of ERISA.

         (e) If any Employees are terminated from employment by the Seller as a result of the transactions contemplated by this Agreement, any obligations arising out of such termination of employment, including but not limited to severance, accrued vacation pay, COBRA, obligations, holiday pay, sick pay, pay for personal days and wrongful termination, shall be the responsibility solely of the Seller provided that the Buyer agrees to assume up to $100,000 of any such obligation.

         (f) The Seller shall promptly terminate all current Employees following the Closing Date. In addition, at the Buyer's request, the Seller shall cooperate in the preparation of a letter to be distributed to, and signed by, immediately prior to the Closing, each Employee of the Seller who the Buyer intends to rehire advising such Employees of the terms of their employment with the Buyer relating to benefits.

         (g) The Buyer shall make offers of employment to the Employees terminated by Seller on terms substantially comparable to their terms of employment prior to termination and shall grandfather their length of service to the Seller to their employment status for purposes of receipt of employee benefits in accordance with Buyer's employee policies.

         10.9 ACCESS. From and after the Closing and for a period of seven years thereafter, the Buyer shall allow the Seller and its representatives reasonable access to tax records and related records which after the Closing are in the custody or control of the Buyer. The Seller shall provide the Buyer with reasonable notice and shall coordinate the copying and delivery of such documents. Notwithstanding the above, the Seller shall allow Buyer comparable access to such records which Seller may have in its possession for a period of seven years after the Closing Date.

         10.10 SYTRON U.K. INC. ASSET. The Seller agrees that, at the request of the Buyer, for no additional consideration it shall cause Sytron, U.K., Inc. to transfer any asset owned by it at the time of the Closing to the Buyer.

         10.11 NON-SOLICITATIONS: NO HIRING. Neither the Seller nor the Parent or any of their Affiliates shall, prior to the first anniversary of the Closing, solicit any of the Employees listed on Schedule 4.8 leave the employment of the Buyer or its Affiliates.

         10.12 SPACE. The Buyer will continue to allow the Seller to utilize a portion of the third floor of the premises located at 134 Flanders Road, Westboro, Massachusetts in connection with its "Atlas Project" and will provide reasonable access for the Seller's employees in said project, all without any charge or rent. The Seller and Parent agree to vacate such premises within forty-five (45) days after Closing.

         10.13 PAYROLL AND RELATED EXPENSES. To the extent Seller pays any payroll, payroll expenses and related payroll withholding to or on behalf of its former employees for any period of time after their termination of employment with Seller and while employed by Buyer, Buyer shall promptly reimburse Seller for all such expenses upon receipt of supporting documentation and records concerning such requested reimbursement. In addition, Seller shall be responsible for all business-related expenses (e.g. travel, auto, meal, lodging and relocation expenses) incurred by employees of Seller on or prior to July 2, 1995 that are not reflected in the Balance Sheet and Buyer shall be responsible for all such business-related expenses incurred by employees of Buyer after July 2, 1995.

                                   ARTICLE XI
                                INDEMNIFICATION

         SECTION 11.1 INDEMNIFICATION BY THE SELLER AND THE PARENT. (a) The Seller and the Parent shall, jointly and severally, be liable for, shall indemnify the Buyer, its officers, directors, Affiliates and employees for, shall hold harmless, protect and defend the Buyer, its officers, directors, Affiliates or employees from and against, and shall reimburse the Buyer, its officers, directors, Affiliates and employees for, any and all Buyer's Damages (as defined in Section 11.1(b)).

         (b) The term "Buyer's Damages" means all Damages in excess of $350,000 sustained, incurred or suffered by the Buyer, its officers, directors, Affiliates or employees resulting from or arising in connection with:

         (i) any misrepresentation by the Seller or the Parent contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered to the Buyer pursuant to or in connection with this Agreement or any Schedule or Exhibit hereto;

         (ii) any breach of warranty or any default in the performance of any covenant or obligation of the Seller or the Parent under or in connection with this Agreement or the other Transaction Documents;

         (iii) any claim asserted by a third person, which arises from or relates to any liabilities or obligations (other than Assumed Liabilities) incurred by the Seller or otherwise arising in connection with the Seller's ownership of the Transferred Assets or the conduct of the Seller's business prior to the Closing whether asserted before or after the Closing, including, without limitation, trade obligations or trade debts other than Assumed Liability;

         (iv) any Retained Liability;

         (v) any liability for Taxes incurred by the Seller arising for any reason whatsoever, including, without limitation, arising out of or relating to the operation of its business, the execution and delivery of this Agreement or the other Transaction Documents;

         (vi) any liabilities and claims under any contract or agreement which is not an Assigned Contract,

         (vii) any claim made by a third party alleging facts, which, if true, would entitle the Buyer to indemnification pursuant to this Section;

         (viii) any claim made by a creditor of the Seller under or as a result of the Seller's non-compliance with the provisions of the any applicable transfer law, or any similar law; and

         (ix) without limiting the generality of the foregoing, any pension, severance, health and others employee benefit, including severance or vacation pay, supplemental unemployment benefits or any similar benefit, which are the liability of the Seller as set forth in Section 10.9 (subject to Section 10.9(e)).

         SECTION 11.2 INDEMNIFICATION BY THE BUYER, (a) The Buyer shall be liable for, shall indemnity the Seller, its officers, directors, Affiliates and employees for, shall hold harmless, protect and defend the Seller, its officers, directors, Affiliates and employees, from and against, and shall reimburse, the Seller for, any and all Seller's Damages (as defined in Section 11.2(b)).

         (b) The term "Seller's Damages" means all damages sustained, incurred or suffered by the Seller, its officers, directors, Affiliates and employees, resulting from or arising in connection with:

                 (i) any misrepresentations by the Buyer contained in or made pursuant to this Agreement or in any certificate instrument or agreement delivered to the Seller pursuant to or in connection with this Agreement;

                 (ii) any breach of warranty or any default in the performance of any covenant or obligation of the Buyer under or in connection with this Agreement; or

                 (iii) any Assumed Liability.

         SECTION 11.3 MATTERS INVOLVING THIRD PARTIES, ETC. (a) If any legal proceeding shall be instituted or any claim or demand made against an indemnified party or a party which proposes to assert that the provisions of this Article XI apply ( the "Indemnified Party") such Indemnified Party shall give prompt notice to the claim to the party obliged or alleged to be so obliged so to indemnify such Indemnified Party (the "Indemnitor"). The omission so to notify such Indemnitor, however, shall not relieve such Indemnitor from any duty to indemnify which otherwise might exist with regard to such claim unless (and only to the extent that)the omission to notify materially prejudices the ability of the Indemnitor to assume the defense of such claim.

After any Indemnitor has received notice from an indemnified Party that a claim has been asserted against such Indemnified Party, the Indemnitor shall promptly pay to the Indemnified Party the amount of such Damages in accordance with and subject to the provisions of this Section provided however, that no such payment shall be due during any period in which the Indemnifying Party is contesting in good faith either its obligations to make such indemnification or the amount of Damages payable or both. After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against it by a third party, the Indemnitor shall have the right, upon giving written notice to the Indemnified Party to participate in the fense of such claim and to elect to assume the defense against the claim at its own expense, through the Indemnified Party's attorney or an attorney selected by the Indemnitor and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided however, that it shall be condition to such election to assume such defense that (i) the Indemnitor shall provide the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnitor will have the financial resources to defend against the claim and to fulfill its indemnification obligations hereunder (ii) the claim involves only money damages and does not seek an injunction or other equitable relief (iii) the settlement of, or an adverse judgment with respect, to the claim, is not in the good faith judgment of the Indemnified Party, likely to establish a precedent or practice adverse to the continuing business of the Buyer or the Indemnified party, and (iv) the Indemnitor conducts the defense of the claim actively and diligently. If the Indemnitor fails to give prompt notice of such election, then the Indemnitor shall be deemed to have elected not to assume the defense of such claim and the indemnified Party may defend against the claim with its own attorney.

         (b) If the Indemnitor so elects to participate in the defense of such claim or to assume the defense against claim and the conditions of the provision of Section 11.3 (a) are satisfied, then the Indemnified Party will cooperate and make available to the Indemnitor (and its representatives) all employees, information, books and records in its possession or under its control which are reasonably necessary or useful in connection with such defense; and if the Indemnitor shall have elected to assume the defense of a claim, then the Indemnitor shall have the sole right to compromise and settle in good faith any such claim provided that the conditions of Section 11.3 (a) are satisfied. If the Indemnitor shall elect to defend or to agree in writing to compromise or to settle any such claim, then it shall be bound by any ultimate judgment or settlement as to the existence and amount of the claim, and the amount of said judgment or settlement shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder. If the Indemnitor is conducting the defense of a claim, the Indemnified Party may retain separate co-counsel at its cost and expense and participates in such defense;

         (c) If the Indemnitor does not elect to assume or is deemed to have elected not to assume the defense of a claim or in the event any of the conditions in the proviso to Section 11.3 (a) above becomes unsatisfied then:

         (i) the indemnified Party alone shall have the right to conduct such defense:

         (ii) the Indemnified Party shall have the right to compromise and to settle, in good faith, the claim without the prior consent of the Indemnitor;

         (iii) the Indemnitor will periodically reimburse the Indemnified Party for costs (including legal fees); and

         (iv) if it is ultimately determined that the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Indemnitor that elected not to assume the defense, then such Indemnitor shall be bound by an ultimate judgment or settlement as to the existence and the amount of the claim and the among of said judgment or settlement (including the costs and expenses of defending such claims) shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder.

         SECTION 11.4 SET-OFF: CUMULATIVE RIGHTS. (a) The Buyer is hereby authorized by the Seller, at any time and/or from time to time, to set off against and deduct from any amounts owed to the Seller under Section 3.1 (without first having to resort to any procedures provided for in Section 11.3) the amount of any Buyer's Damages or any other loss, expense, cost or liability paid or suffered or incurred by the Buyer as a result of any breach of any representation, warranty, covenant or obligation of the Seller set forth in or made or undertaken pursuant to this Agreement. to excise such right of set-off, the Buyer shall notify the Seller in writing of the amount of the set-off, together with an explanation of the reason therefore and to which obligation such amount is to be applied.

         (b) The rights of indemnification and set-off provided for hereunder are in addition to, and not in derogation of, any statutory, equitable or common law remedy available to a party for breach of representation, warranty, or covenant and shall be cumulative with any other right an Indemnified Party may have or may hereafter acquire under any law, any provision of this Agreement, any other Transaction Document or otherwise, and any rights any such Person shall have may be asserted completely and against the Indemnitor, with out regard to the rights such Person may have against any other Person. At no time may an Indemnitor assert a defense to its obligation to provide indemnification as set forth in this Article XI that the Indemnified Party or any of its employees or agents, had any knowledge of the matter to which the claim for indemnification relates or conducted any investigation relating thereto prior to the Closing, and each party hereby irrevocably waives all such defenses.

                                  ARTICLE XII
                            TERMINATION OF AGREEMENT

         SECTION 12.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time before the Closing Date.

         (a) by the mutual written consent of the Seller, the Parent and the Buyer,

         (b) by the Buyer, by giving written notice to the Seller (i) if there has been a material misrepresentation in this Agreement by the Seller or the Parent, or a material breach by the Seller or the Parent of any of its warranties or covenants set forth herein, which breach is not cured within five
(5) business days following written notice to the party committing such breach, or with which breach, by its nature cannot be cured prior to the Closing, or
(ii) if the Closing shall not have occurred on or before August 10, 1995, by reason of the failure of any condition precedent under Article VIII hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty or agreement contained in this Agreement):

         (c) by the Seller and the Parent, by giving written notice to the Buyer (i) if there has been a material misrepresentation in this Agreement by the Buyer, or a material breach by the Buyer of any of the warranties or covenants of the Buyer set forth herein, which breach is not cured within five
(5) business days following written notice to the party committing such breach, or with which breach, by its nature, cannot be cured prior to the Closing (ii) if the Closing shall not have occurred on or before August 10, 1995, by reason of the failure of any condition precedent under Article IX hereof (unless the failure results primarily from the Seller or the Parent breaching any representation, warranty or agreement contained in this Agreement);

         (d) by the Buyer, at any time prior to thirty (30) days after the date hereof if in its sole and absolute discretion the Buyer is not satisfied with the results of its continuing business, legal and accounting due diligence regarding the Seller and Transferred Assets; and

         (e) by either the Seller or the Buyer if the Closing Date shall not have occurred before August 15, 1995, for any reason other than the failure of the party seeking to terminate this Agreement to perform its obligations hereunder or misrepresentation or breach of warranty by such party herein.

         SECTION 12.2 OBLIGATIONS UPON TERMINATION; CURE. (a) If this Agreement shall be terminated pursuant to Section 12.1(a), 12.1(d), or 12.1(c), then neither party shall have any further obligation to the other; provided, however, that if the Seller and the Parent of the Buyer shall have the right to terminate this Agreement pursuant to Section 12.1(b) or 12.1(c), then it is expressly understood and agreed that the terminating party's right to pursue all legal remedies for breach of contract and Damages (including the payment of all fees and expenses incurred in connection with the preparation and negotiation of this Agreement) also shall survive such termination unimpaired.

         (b) If the Seller and the Parent or the Buyer shall have the right to terminate this Agreement pursuant to Section 12.1(b) or 12.1(c), then the party which does not have the right so to terminate this Agreement will use its best efforts to care or to correct the condition giving the rise to such right. If such party is unable to care or to correct the condition giving rise to such right, then the other party may exercise its right under Section 12.1(b) or
(c), as the case may be, to terminate this Agreement or may waive such right and proceed to consummate the transactions contemplated hereby, provided however that this sentence shall not be deemed to limit or define in any respect the Damages which a party may suffer or incur as a result of the breach of any provision of this Agreement by the other.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS


         SECTION 13.1 COSTS AND EXPENSES. Except as otherwise provided herein, each party shall pay its own expenses in connection with the preparation and performance of the terms of this Agreement and the transactions contemplated hereby, including all fees and expenses of its investment bankers, counsel, accountants and other representatives. The provisions of this Section shall survive the termination of this Agreement.

         SECTION 13.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a) All of the representations and warranties contained herein or in any certificate, statement, document or instrument furnished hereunder or under the other Transaction Documents shall survive the Closing for a period of four months, except with regard to the representations and warranties contained in Sections 4.7, 4.12, 4.13, 4.16, 4.17, 4.23, and 4.26 such representations and warranties shall survive the Closing for a period of twelve months (even if the party to whom any such representation or warranty was made, knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing). The covenants of the Buyer, the Seller and the Parent shall continue in full force and effect in accordance with their respective terms.

         (b) The representations and warranties shall survive the Closing as set forth in clause (a) above and any and all investigations and inquiries made by a party or its representatives prior to the Closing. All such representations and warranties shall be deemed to be material and to have been relied upon, notwithstanding any such investigation or the decision by any party to nonetheless complete the Closing.

         (c) The parties intend that each representation, warranty or covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         SECTION 13.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflicts of laws provisions thereof.

         SECTION 13.4 NOTICES. All notices, consents, requests, instructions, approvals and other communications which may be or are required to be give, served or sent by either party pursuant to this Agreement shall be in writing and shall be delivered personally, or sent by nationally recognized overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile (and followed with another acceptable means of notice), addressed as follows: (a) if to the Buyer: 708 Fiero Commerce Park, Suite #5, San Luis Obispo, CA 93401 Attention: Christopher Gibson and to its counsel: Thomas F. Mulvaney, 3081 Zanker Road, San Jose, CA 95131 (b) if to the Seller or Parent: One Progress Plaza, Suite 210, St. Petersburg, Florida 233701 with a copy (which shall not constitute notice) to its counsel: Graven Perry Block Brody & Qualls, 523 West Sixth Street, Suite 1130, Los Angeles, California 90014.

         Each party may designate by notice in writing as aforesaid a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, sent, delivered, or telefaxed in the manner described above, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or, with respect to a facsimile the answerback being deemed conclusive confirmation of such delivery) or at such time as actual delivery is refused by the addressee upon presentation.

         SECTION 13.5 SPECIFIC ENFORCEMENT. The Seller and the Buyer acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent or to cure breaches of such provisions and to enforce specifically such terms and provisions, this being in addition to any other remedy to which they may be entitled at law or in equity.

         SECTION 13.6 NO THIRD PARTY BENEFICIARY. this Agreement is entered into solely for the benefit of the parties hereto, and in the case of Article XI hereof, the other Indemnified Parties and the provisions of this Agreement shall be for the sole and exclusive benefit of such parties and their respective successors and permitted assigns. Nothing expressed or implied herein will be deemed to create any third party beneficiaries or confer any benefit or rights on or to any Person not a party hereto (other than in the case of Article XI hereof, the other Indemnified Parties or their successors and permitted assigns) and no Person not a party hereto or their successors and permitted assigns (other than the Indemnified Parties) (including employees or creditors of the Seller) shall be entitled to enforce any provisions hereof or exercise any right hereunder.

         SECTION 13.7 SALES AND TRANSFER TAXES. All sales and transfer Taxes (including Taxes, if any, imposed upon the transfer or real and personal property and other Taxes, filing recording and registration fees and similar fees payable in connection with the transactions contemplated hereby shall be paid by the Seller when due on or following the Closing Date. The Seller and the Parent shall indemnify, reimburse and hold harmless the Buyer in respect of the liability for payment of or failure to pay any such Taxes or fees or the filing of or other failure to file any reports or forms required in connection therewith. The provisions of this Section shall survive the termination of this Agreement.

         SECTION 13.8 RENT, UTILITIES, AND OTHER CHARGES. Except to the extent reflected in or as prepaid expenses, rent, fees, fuel, utilities, telephone and other like charges and real and personal property taxes with respect to the business of the Seller shall be apportioned between the Buyer and the Seller as of the Closing Date on the basis of the fiscal period for which such charges and taxes are attributable.

         SECTION 13.9 WAIVER. Neither the waiver by either of the parties hereto of a breach of or a default under any one or more of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature or as a waiver of any such provisions, rights or privileges hereunder.

         SECTION 13.10 ASSIGNMENT; AMENDMENT. Neither the Buyer nor the Seller or the Parent shall assign any of its rights or obligations under this Agreement whether by written agreement of operation of law, without the prior written consent of the other, except that the Buyer may assign its rights hereunder in whole or in part to one or more Affiliates of the Buyer provided that the Buyer shall continue to be obligated to perform all the obligations to be performed by the Buyer hereunder.

         (b) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

         (c) No provision of this Agreement may be amended, modified, waived, discharged or terminated except by written agreement duly executed by each of the parties. No waiver by either party of any breach of any provision hereof shall be deemed to be a continuing waiver thereof in the future or a waiver of any other provision hereof: nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         SECTION 13.11 ENTIRE AGREEMENT. This Agreement embodies and constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and cancels any prior oral or written agreement, letter of intent, proposal executed or delivered by or on behalf of any of the parties or understanding related to the subject matter hereof.

         SECTION 13.12 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be illegal, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         SECTION 13.13 HEADINGS. The table of contents and headings herein are for convenience only, do not constitute a part of this Agreement, and shall nor be deemed to limit or affect any of the provisions hereof or in any way affect the meaning or interpretation of this Agreement.

         SECTION 13.14 PREVAILING PARTY. In the event of a dispute hereunder or relating to the transactions contemplated hereby, the prevailing party in such dispute shall be entitled to recover from the other party all of its costs and expenses incurred in connection with the enforcement of its rights thereunder, including reasonable attorneys' fees and consist incurred before and at trial or any other proceeding, at all levels, and whether or not suit or any other proceeding is brought.

         SECTION 13.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall constitute one and the same instrument, and this Agreement shall become effective when one or more counterparts have been signed by each of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed by the parties hereto on the day and year first above written.


SYTRON CORPORATION                         ARCADA SOFTWARE, INC.



By:_____________________                   By:_____________________
Name:                                      Name:
Title:                                     Title:


REXON INCORPORATED



By:_____________________
Name:
Title:

                                    GUARANTY


            For a period of one year from the Closing Date, Arcada Holdings, Inc., a Delaware corporation ("Arcada") the owner of all of the issued and outstanding shares of capital stock of Arcada Software, Inc. (the "Buyer") hereby unconditionally guarantees to Rexon Incorporated the ("Parent") and Sytron Corporation (the "Seller") the full and timely performance of all of the obligations and agreement of the Buyer contained in the Asset Purchase Agreement dated as of July 25, 1995, (the "Asset Purchase Agreement") by and among the Buyer, on the one hand, and the Parent and the Seller on the other hand. The Parent and the Seller may at their option proceed against Arcada for the performance of any such obligation or agreement, without first proceeding against any other party or against any of its properties. This Guaranty shall not expressly or impliedly confer any rights or remedies on any persons other than the Parent and the Seller.


STATE OF                )
                        )ss:
COUNTY OF               )

On this, the __ day of __________, 1995, before me, a Notary Public in and for Said County and State, personally appeared _______________ of ________________, and that such officer, being duly authorized to do so, executed the foregoing Asset Purchase Agreement for the purposes therein contained by signing the name of _____________.


_________________________
Notary Public



STATE OF                )
                        )ss:
COUNTY OF               )

On this, the __ day of __________, 1995, before me, a Notary Public in and for Said County and State, personally appeared _______________ of ________________, and that such officer, being duly authorized to do so, executed the foregoing Asset Purchase Agreement for the purposes therein contained by signing the name of _____________.


_________________________
Notary Public



STATE OF                )
                        )ss:
COUNTY OF               )

On this, the __ day of __________, 1995, before me, a Notary Public in and for Said County and State, personally appeared _______________ of ________________, and that such officer, being duly authorized to do so, executed the foregoing Asset Purchase Agreement for the purposes therein contained by signing the name of _____________.


_________________________
Notary Public

EXHIBITS


Exhibit A - Form of Assumption Agreement
Exhibit B - Form of Bill of Sale
Exhibit C - Form of Contract Assignment
Exhibit D - Form of Copyright Assignment
Exhibit E - Form of Assignment and Assumption of Leases
Exhibit F - Form of License Agreement (omitted)
Exhibit G - Form of Non-Compete Agreement
Exhibit H - Form of Patent Assignment
Exhibit I - Form of Trademark Assignment
Exhibit J - Form of Opinion of Consent to the Seller and the Parent Exhibit K - Form of Opinion Counsel to the Buyer

SCHEDULES


Schedule 2.1(a)(i) - Owned Real Property
Schedule 2.1(a)(ii) - Leased Real Property
Schedule 2.1(a)(iii) - Equipment
Schedule 2.1(a)(iv) - Inventory
Schedule 2.1(a)(v) - Assigned Contracts
Schedule 2.1(a)(viii) - Patents
Schedule 2.1(a)(ix) - Trademarks
Schedule 2.1(a)(x) - Copyrights
Schedule 2.1(a)(xv) - Accounts Receivable
Schedule 2.1(a)(xvi) - Computer Programs
Schedule 2.2 - Excluded Assets
Schedule 2.3 - Assumed Liabilities
Schedule 2.4 - Liabilities Not Assumed by Buyer
Schedule 3.6 - Tax Allocation
Schedule 4.1 - Qualifications of Seller
Schedule 4.2 - Non-Contravention
Schedule 4.3 - Consents and Approvals
Schedule 4.5 - Balance Sheet
Schedule 4.6(c) - Leases
Schedule 4.6(d) - Tenancies, Subleases, etc.
Schedule 4.7(a) - Liens or Other Encumbrances
Schedule 4.7(b) - Personal Property Leases
Schedule 4.7(c) - Invention
Schedule 4.7(d) - Accounts
Schedule 4.7(e) - Backlog
Schedule 4.8 - Employees; Labor Matters
Schedule 4.10 - Permits
Schedule 4.11 - Legal Proceedings
Schedule 4.12 - Intellectual Property Rights
Schedule 4.13 - Contracts
Schedule 4.14 - Bank Accounts; Power of Attorney
Schedule 4.15 - Conduct of Business
Schedule 4.18 - Insurance
Schedule 4.19 - Transaction with Affiliates
Schedule 4.20 - Material Adverse
Schedule 4.21 - Location of Assets; D/B/A's